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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                      PROSPECTOR GAMING ENTERPRISES, INC.,
                              A NEVADA CORPORATION

                                       AND

                               LAST CHANCE, INC.,
                              A NEVADA CORPORATION


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                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT ("Agreement") is made effective this 27th day of December, 2001, by and between Prospector Gaming Enterprises, Inc., a Nevada corporation doing business as Gold Ranch Casino & RV Resort (PGE) and Last Chance, Inc., a Nevada Corporation (Last Chance).

RECITALS:

        A. Capitalized terms used in this Agreement, and not otherwise defined, shall have the meanings ascribed to such terms in Section 1;


        B. PGE and its Affiliates own and operate the Gold Ranch Casino and RV Resort located at I-80 West, Exit 2, Gold Ranch Road, Verdi, Washoe County, Nevada 89439, consisting of an 8,000 square foot casino offering 284 slot machines, a coffee shop style restaurant, 2 bars, a Jack In The Box restaurant operated by a third party, a video arcade, a convenience store, a 105 space RV Park, an ARCO gasoline station, a California Lottery Station, the real property upon which these facilities are located, and water wells and sewer and water treatment facilities and properties through which water and sewer services are provided to each of these business components;

        C. Last Chance desires to purchase the business, furniture, fixtures, equipment and other personal property, tangible and intangible, of the Casino Operation (Acquired Assets), and PGE desires to sell the Acquired Assets to Last Chance on the terms and for the consideration set forth in this Agreement;

        D. PGE is the owner of the real property upon which the Casino Operation is located (Gold Ranch Casino Property) and the improvements in and upon which the Casino Operation is located and operated (Premises) and Target Investments, LLC, a Nevada limited liability company (Target), is the owner of certain contiguous real property (Leach Field Property and Frontage Parcel) located in Washoe County, Nevada, and more particularly described in Exhibit 1 to the Gold Ranch Casino Lease.

        E. Last Chance desires to lease the Premises from PGE and the Leach Field Property and the Frontage Parcel from Target and to acquire an option to purchase and right of first refusal with respect thereto, and PGE and Target desire to lease same to Last Chance and to grant such option to purchase and right of first refusal. As an integral part of this transaction and as a Last Chance's Condition Precedent, PGE,Target and Last Chance shall, contemporaneously with the execution of this Agreement, execute: (i) the Gold Ranch Casino Lease, and (ii) the Option to Purchase the Gold Ranch Casino Property in the form of Exhibits 2 and 3, respectively;

        F. As an integral part of this transaction, as a Last Chance's Condition Precedent, and subject to appropriate governmental approvals, Last Chance shall purchase from Peter Stremmel and Steve Stremmel, together with any community property interest of their


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respective spouses, all of their membership interests in California Prospectors,
Ltd., a Nevada limited liability company, which operates the California Lottery Station and convenience store on the California Lottery Property. Last Chance and Peter and Steve Stremmel and their respective spouses, shall execute the Member's Interest Purchase and Sale Agreement contemporaneously with the execution of this Agreement in the form of Exhibit 4 attached hereto;

        G. Target owns the California Lottery Property and the California Lottery Station. As an integral part of this transaction and as a Last Chance's Condition Precedent, California Prospectors, Ltd and Target shall execute the California Lottery Station Lease and Target shall execute the Option to Purchase the Gold Ranch Casino Property granting to Last Chance an option to purchase the California Lottery Property and the California Lottery Station and a right of first refusal with respect thereto in the form of Exhibits 5 and 6, respectively, attached hereto;

        H. Gold Ranch RV Resort, LLC, a Nevada limited liability company, operates the Gold Ranch RV Resort on the RV Park Property owned by PGE. As an integral part of this transaction and as a Last Chance's Condition Precedent, Last Chance and Gold Ranch RV Resort, LLC, shall execute the Gold Ranch RV Resort Management Agreement and the Option to Purchase All Assets of Gold Ranch RV Resort Business and Right of First Refusal, and PGE and Last Chance shall execute the Option to Purchase the RV Park Property, in the form of Exhibits 7, 8 and 9 attached hereto;

        I. Stremmel Capital Group, Ltd. (Stremmel Capital) is the owner and holder of the Water Rights, PGE and Target are the owners of the Sewer and Water Well Property and Target is the owner of the Water Service Facilities. Target operates the Water and Sewer Service System through which water and sewer services are provided to the Integral Properties and Assets.

        J. As an integral part of this transaction and as a Last Chance Condition Precedent, Target, PGE and Stremmel Capital shall execute the Water And Sewer Service Agreement by which they shall agree to provide water and sewer services to meet the requirements of the Integral Properties and Assets and grant to Last Chance a right of first refusal to purchase the assets of the Water and Sewer Service System in the form of Exhibit 10.

        K. This Agreement together with each of the other agreements and documents described in these Recitals (Integrated Agreements as more specifically defined below) shall constitute a single integrated transaction by and among the parties hereto and thereto for the acquisition by Last Chance of all of the business and assets, real, personal, tangible and intangible, of the Gold Ranch Casino and RV Resort from PGE and its Affiliates.

        IN CONSIDERATION OF THE FOREGOING RECITALS and of the mutual considerations, covenants and agreements provided below, PGE and Last Chance agree as follows:


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1.      DEFINITIONS.

        For the purpose of this Agreement each of the following terms shall have the meaning specified with ascribed thereto, unless a different meaning clearly appears from the context:

        1.1 "Affiliate" means as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children, grandchildren, brothers and sisters, of such individual and any trust the principal beneficiary of which is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of the management or policies, whether through the ownership of securities, limited liability company or partnership or other ownership interests, by contract or otherwise.

        1.2 "Acquired Assets" means all right, title, and interest, free and clear of all claims, liens, liabilities and encumbrances, in and to the Casino Operation conducted by PGE on the Premises and, excluding the Retained Assets, all of the assets, properties and rights, tangible and intangible, used in the Casino Operation, including, without limitation:

            (a) tangible and intangible personal property, furniture, fixtures, and equipment used in conjunction with the Casino Operation, attached to or located within the Premises including, but not limited to, all Gaming Devices and Associated Equipment, maintenance equipment, signs, the Readerboard Sign, vehicles, landscaping, sprinkler and irrigation equipment, as more particularly described in Exhibit 11, attached hereto;

            (b) the leases for all furniture, fixtures and equipment, Gaming Devices and Associated Equipment used in conjunction with the Casino Operation as more particularly described in Exhibit 12;

            (c) the Gold Ranch Casino Lease;

            (d) All of PGE's right, title and interest in and to: (i) the Jack In The Box Lease (a copy of which is attached hereto as Exhibit 13), and (ii) the ARCO Petroleum Agreements (copies of which are attached hereto as Exhibit
14);

            (e) the Water and Sewer Service Agreement (a copy of which is attached hereto as Exhibit 10;

            (f) all stock in trade, inventory and other tangible assets of the Casino Operation, as more particularly described in Exhibit 15;

            (g) The Tradenames and all patents, copyrights, licenses, trade secrets, proprietary information, customer lists and data bases, intellectual property and other


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intangible property owned by PGE which in any way relates to or is associated with the Gold Ranch Casino and RV Resort;

            (h) all contract and license rights, and prepaid expenses to the extent permitted by law;

            (i) copies of all financial and other books and records (including customer information) and any computer data or computer records or software related thereto;

            (j) any deposits, contracts, commitments or other matters relating to future gaming tournaments or special events which are a part of the Casino Operation;

            (k) all trade accounts receivable of the Casino Operation from the Closing forward;

            (l) all assignable permits, authorizations, licenses and other governmental and third party rights and privileges necessary for the proper ownership and operation of the Casino Operation and the Acquired Assets;

            (m) all Equipment Leases and Contracts and Participation Agreements;

            (n) Cash on hand, including all Cash in cashier cages, vaults and cash registers and in the slot machines;

            (o) Cash in the bank;

            (p) the goodwill of the Casino Operation; and

            (q) all of the other Integrated Agreements.

        The term "Acquired Assets" does not include:

            (a) any debt owed to PGE by any of its members, officers, directors or shareholders unless specifically assumed by Last Chance;

            (b) the company charter, taxpayer and other identification numbers, seals, minutes, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of PGE as a Nevada corporation;

            (c) any of the rights of PGE under this Agreement; or

            (d) any of the PGE "Retained Assets" as defined below.

        1.3 "Assumed Debt" shall mean the specific liabilities assumed by Last Chance from PGE, as set forth in Exhibit 16 attached hereto. All other liabilities shall be retained by PGE.


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        1.4 "ARCO Petroleum Agreements" means that certain Contract Dealer
Gasoline Agreement by and between PGE and ARCO Products Company, a division of Atlantic Richfield PGE, a Delaware Corporation ("ARCO") dated January 12, 1998, and as amended by the "PayQuick Island Cashier and Point of Sale Equipment" amendment dated January 12, 1998 and the amendment entitled "APC 38-H (6/97) Revised" dated January 12, 1998, together with that certain Loan Agreement by and between PGE and ARCO, which is undated (Exhibit 14) , to be assigned by PGE to Last Chance for delivery on the Closing Date in the form of Exhibit 17 attached hereto.

        1.5 "Associated Equipment" shall have the same meaning as ascribed to that term in NRS 463.0136.

        1.6 "Last Chance's Closing Documents" shall mean the agreements and documents set forth in Section 9 below, each of which is to be executed by Last Chance in the form required by this Agreement and/or delivered to PGE on the Closing Date and all other consents, certificates, documents and instruments to be delivered by Last Chance pursuant to the terms of this Agreement and the Integrated Agreements.

        1.7 "California Lottery Property" means the real property described in
Exhibit 1 (APN 038-230-06 and APN 023-100-06) and the improvements thereon, located in Washoe County, Nevada, and Sierra County, California, owned by Target Investments, LLC and upon and from which California Prospectors, Ltd., operates the California Lottery Station.

        1.8 "California Lottery Station" means the improvements located on the California Lottery Property from which California Prospectors Ltd. operates as a California Lottery game retailer, including the building containing the lottery station and a convenience store, adjacent parking, landscaping and associated improvements, furniture, fixtures and equipment not otherwise owned by California Prospectors, Ltd.

        1.9 "California Lottery Station Lease " means the lease between California Prospectors Ltd. and Target Investments, L.L.C. for the lease of the California Lottery Property and the California Lottery Station (Exhibit 5).

        1.10 "California Prospectors Limited Membership Interest Purchase and Sale Agreement" means the Member's Interest Purchase and Sale Agreement pursuant to which Last Chance has agreed to purchase and Peter Stremmel and Steve Stremmel and their respective spouses have agreed to sell, all of their respective membership interests in California Prospectors, Ltd., (Exhibit 4), which operates the California Lottery Station and convenience store on the California Lottery Property.

        1.11 "Cash" shall mean, when used in connection with any person or entity, all monetary and other items owned by that person or entity that are treated as cash in accordance with GAAP, consistently applied.

        1.12 "Casino Operation" shall mean the business of PGE to be purchased hereunder, including the gaming, restaurant and bar, video arcade, convenience store and ARCO gas


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station, and related activities and operations conducted by PGE on the Premises under the name and style of Gold Ranch Casino and RV Resort.

        1.13 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        1.14 "Closing," means the completion of the transaction contemplated by this Agreement, and all transactions integral thereto, on the Closing Date.

        1.15 "Closing Date" shall mean the last day of the month in which all conditions precedent set forth in this Agreement and the other Integrated Agreements have occurred.

        1.16 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any replacement or successor law thereto.

        1.17 "Common Stock Value" means the average of the daily high and low sales prices of the Common Stock as reported on the NASDAQ National Market-Small Cap for the ten (10) trading day period ending two (2) trading days prior to the Closing Date.

        1.18 "Common Stock" means the shares of the common stock of The Sands Regent, a Nevada publicly traded corporation, as more specifically described in and subject to the restrictions, limitations and legends set forth in Section 2.6(b) and Section 4 (bb) to (hh) below, to be delivered to PGE at the Closing.

        1.19 "Debt" shall mean the long-term debt of PGE that is assumed or refinanced by Last Chance and specifically listed on Exhibit 16 hereto.

        1.20 "EBITDA" shall mean the sum of net income (or loss) of PGE (after eliminating all extraordinary or nonrecurring items of income or loss), and the sum of net income (or loss) of Gold Ranch RV Resort, LLC from the operation of the Gold Ranch RV Resort (after eliminating, in each case, all extraordinary or nonrecurring items of income or loss), plus, to the extent deducted in computing such net income (or loss), without duplication, (i) all interest and other similar expense in respect of indebtedness for borrowed money and similar expense in respect of capitalized leases, plus (ii) all expenses for income taxes (whether paid, accrued or deferred), plus (iii) all depreciation and amortization of any assets or other non cash charges (including any depreciation, amortization or write-off of intangible assets, transaction costs or goodwill), plus (iv) all dividend payments on preferred stock, whether or not paid in cash, plus (v) owner's compensation payments, and health insurance benefits and operating lease payments for the motor vehicle used by Steve Stremmel, less (vi) interest and other similar income in respect of money loaned by PGE and deposits of PGE. In determining EBITDA for any period, to the extent that as a result of conduct outside the ordinary course of business (i) any items of income of PGE and Gold Ranch RV Resort, L.L.C. that have been shifted out of such period, or (ii) any items of expense have been shifted into such period, such items of income or expense shall be reclassified into the appropriate period. The schedule used to compute the foregoing EBITDA for the period ending November 30, 2001, is attached as Exhibit 18.


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        1.21 "Effective Date" means the day and year first above written and denominated effective date.

        1.22 "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other person alleging or asserting such person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other premises, personal injuries, fines or penalties arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        1.23 "Environmental Law" means any law, regulation or order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        1.24 "Equipment Leases, Contracts and Participation Agreements" shall mean the executed leases, purchase contracts and Participation Agreements pertaining to the Casino Operation as more particularly described in the Schedule of Equipment Leases, Contracts and Participation Agreements attached as hereto as Exhibit 19 to be assigned by PGE to Last Chance in the form of Exhibit 20 attached hereto for delivery on the Closing Date.

        1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

        1.26 "Escrow Instructions" shall mean those instructions, as amended from time to time by agreement by and between the parties, set forth in Exhibit 21 hereto.

        1.27 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

        1.28 "Exhibit" shall mean those documents identified as such and attached hereto and incorporated by this reference.


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        1.29 "Existing Secured Loans" means the existing long-term liabilities of PGE including without limitation:

            (a) the "Stonefield Loan" means the loan by American Federal Savings Bank to PGE and Peter Stremmel, Executor of the Estate of Bill Stremmel, aka Adolph William Stremmel, and assigned to Stonefield, Inc., secured by (i) a deeds of trust dated July 18, 1995 and recorded in the Official Records of Washoe County, Nevada in Book 4347, Page 851 as Document No. 1910564, and in Book 4347, Page 841 as Document No. 1910563, (ii) assignments of beneficial interest to Stonefield, Inc., dated May 27, 1998 and recorded in the Official Records of Washoe County, Nevada in Book 5250, Page 823, as Document No. 2214425 and in Book 5250, Page 825 as Document No. 2214426, (iii) financing statements recorded in the Official Records of Washoe County on July 25, 1995 in Book 4348, Page 167, Document No. 1910676 -- Page 173, Document No. 1910677 -- Page 179, Document No. 1910678 -- Page 185, Document No. 1910679 -- Page 191, Document No. 1910680, respectively, and (iv) financing statements filed with the Nevada Secretary of State on July 27, 1995 as file numbers: 95-10492, 95-10493, 95-10494, 95-10495, and 95-10496, respectively.

            (b) the "Wells Fargo Loan" means the loan to PGE from Wells Fargo Bank, National Association, which is secured by (i) a deed of trust and assignment of entitlements, contracts, rents and revenues dated August 30, 2000 and recorded in the Official Records of Washoe County, Nevada as Documents No. 2477763, and 2477764, respectively (ii) a financing statement dated August 30, 2000 recorded in the Official Records of Washoe County as Document No. 2477765
(iii) a financing statement dated August 30, 2000 filed with the Nevada Secretary of State as File Number 00-13014, (iv) a deed of trust dated September 1, 2000 and recorded in the Official Records of Sierra County, California as Document No. 2000131081, and (v) a financing statement dated August 31, 2000 filed with the California Secretary of State as File Number 0024560637.

            (c) the "Wells Fargo Equipment Loan" means that master equipment loan and security agreement entered into by and between PGE and First Security Bank of Nevada and assigned to Wells Fargo Bank, which is secured by a financing statement filed in the Office of the Nevada Secretary of State file No. 96-14873.

            (d) the "ARCO Products Company Loan" means the loan by ARCO Products Company to PGE which is secured by: (i) a Deed of Trust (With Assignment of Rents, Security Agreement and Fixture Filing), dated November 20, 1997, and recorded in the Official Records of Washoe County, Nevada, as Document No. 2159222 on December 3, 1997, and (ii) a Financing Statement filed with the Secretary of State of the State of Nevada on December 9, 1997, as Document No. 9720289.

        1.30 "Frontage Parcel" means a portion of that certain parcel of real property (APN 038-241-08) located in Washoe County, Nevada, as more particularly described in Exhibit 1 to be leased by Target to Last Chance pursuant to the terms and conditions of the Gold Ranch Casino Lease with option to purchase and right of first refusal as provided in the Option To Purchase the Gold Ranch Casino Property and Improvements, the Leach Field Property, the


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Frontage Parcel, the California Lottery Station and the California Lottery
Property, and Right Of First Refusal

        1.31 "GAAP" means generally accepted accounting principles applied on a consistent basis from period to period.

        1.32 "Gaming Devices" shall have the meaning ascribed thereto by NRS 463.0155.

        1.33 "Gold Ranch Bill of Sale" shall mean the Bill of Sale for the Acquired Assets to be executed by PGE and delivered to Last Chance on the Closing Date, a copy of which is attached as Exhibit 22.

        1.34 "Gold Ranch Casino Lease" means the lease of the Gold Ranch Casino Property, Leach Field Property and Frontage Parcel and the improvements located thereon to be executed by and between Last Chance, PGE and Target Investments LLC, in the Form of Exhibit 2 attached hereto.

        1.35 "Gold Ranch Casino Property" means the real property upon which the Gold Ranch Casino, adjacent buildings, structures and parking facilities are located at I-80 West, Exit 2, Gold Ranch Road, Verdi, Nevada 89439 (APN 038-230-24) as more particularly described in Exhibit 1.

        1.36 "Gold Ranch RV Resort" means the 105 space recreation vehicle park operated by Gold Ranch RV Resort, L.L.C., on the RV Park Property, together with all improvements and furniture, fixtures and equipment used in conjunction therewith.

        1.37 "Gold Ranch RV Resort Management Agreement" means the agreement by and between Last Chance and Gold Ranch RV Resort LLC for the management of the Gold Ranch RV Resort by Last Chance.

        1.38 "Governmental Authority" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official having jurisdiction over or purporting to exercise jurisdiction over the Acquired Assets, the Casino Operations, the Premises or the Integral Properties and Assets or whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Acquired Assets, Casino Operations, Premises or the Integral Properties and Assets, by Last Chance, and/or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature as set forth in this Agreement or the Integrated Agreements.

        1.39 "Hazardous Materials" includes (A) any "hazardous substance," as defined by CERCLA or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (B) any "waste" or "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (C) any pollutant, contaminant, material, substance or waste regulated by the Clean Water Act, as


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amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (D) any pollutant, contaminant, material, substance or waste regulated by the Clean Air Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (E) any petroleum product;
(F) any polychlorinated biphenyls; or (G) any radioactive material or substances.

        1.40 "Integral Properties and Assets" means the Sewer and Water Well Property, the Leach Field Property, the Water Service Facilities, the Water Rights, the Frontage Parcel, the RV Park Property and the Gold Ranch RV Resort; the California Lottery Property and the California Lottery Station; the Gold Ranch Casino Property and the Sign Easement, and the Acquired Assets, all of which constitute integral parts of the businesses operated by PGE and its Affiliates as the Gold Ranch Casino & RV Resort.

        1.41 "Integrated Agreements" means the Gold Ranch Casino Lease, the California Prospectors Limited Membership Interest Purchase and Sale Agreement, the California Lottery Station Lease, the Gold Ranch RV Resort Management Agreement, the Option to Purchase All Assets of the Gold Ranch RV Resort Business, the Option to Purchase the RV Park Property, the Water and Sewer Service Agreement, the Option to Purchase the Gold Ranch Casino Property and the Asset Purchase Agreement, all of which constitute integral parts of the single transaction by which Last Chance will acquire the businesses and assets (real, personal, tangible and intangible) owned and operated by PGE and its Affiliates as the Gold Ranch Casino & RV Resort.

        1.42 "Jack In The Box Lease" shall mean that certain lease agreement by and between PGE and Foodmaker, Inc., a Delaware corporation, dated November 16, 1998, to be assigned by PGE to Last Chance for delivery on the Closing Date in the form of Exhibit 13 attached hereto.

        1.43 "Leach Field Property" means a portion of the real property located in Washoe County, Nevada, designated as APN-038-230-02, as described in Exhibit 1, to be leased by Target Investments, L.L.C. to Last Chance pursuant to the terms and conditions of the Gold Ranch Casino Lease.

        1.44 "Last Chance Indemnified Persons" shall mean Last Chance and its officers, directors, shareholders, employees, agents, representatives and Affiliates.

        1.45 "Nevada Gaming Authorities" means the State Gaming Control Board and the Nevada Gaming Commission, or any agency of any state, county, city or other political subdivision which has jurisdiction over the gaming activities of PGE at the Gold Ranch Casino.

        1.46 "Note" means the promissory note to be delivered by Last Chance to PGE at the Closing in principal amount equal to the balance of the Purchase Price, calculated pursuant to Section 2.6 and payable upon the terms and conditions specified in Section 2.6(d) [in the form of Exhibit 35, attached].


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        1.47 "Option To Purchase All Assets of Gold Ranch RV Resort Business"
means the agreement by and between Last Chance and Gold Ranch RV Resort, LLC by which Last Chance is granted an option to purchase the assets of the Gold Ranch RV Resort business with a right of first refusal.

        1.48 "Option to Purchase the Gold Ranch Casino Property" means the Option to Purchase the Gold Ranch Casino Property and Improvements, the Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property, and Right of First Refusal executed on even date herewith by and between Prospector Gaming Enterprises, Inc. and Target Investments, L.L.C., and Last Chance, as one of the Integrated Agreements.

        1.49 "Option To Purchase the RV Park Property" means the Option to Purchase the RV Park Property and Right of First Refusal executed on even date herewith pursuant to the Asset Purchase Agreement by which Prospector Gaming Enterprises, Inc., grants to Last Chance an option to purchase the RV Park Property and a right of first refusal.

        1.50 "Participation Agreement" means agreements by which PGE shares or has the right or obligation to share gaming revenue from gaming devices operated by PGE or any third party on the Premises as set forth in Exhibit 19.

        1.51 "Pension Plan" means any employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of PGE or any of its ERISA Affiliates.

        1.52 "Permitted Exceptions" means those liens and encumbrances, approved by Last Chance, to which the Acquired Assets are or will be subject at the Closing as set forth on Exhibit 23 attached hereto.

        1.53 "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

        1.54 "PGE's Closing Documents" shall mean the agreements and documents set forth in Section 8 below, certain of which are to be executed by PGE in the form required by this Agreement and/or delivered to Last Chance on the Closing Date and all other Integrated Agreements, consents, certificates, documents and instruments to be delivered by PGE pursuant to the terms of this Agreement.

        1.55 "PGE Indemnified Persons" means PGE, the officers, directors, employees, agents, representatives and shareholders thereof.

        1.56 "Preliminary Title Report" shall mean, cumulatively, the preliminary title reports prepared by Western Title Company, Inc., dated October 26, 2001, and Inter-County Title Co., dated August 20, 2001, attached hereto as
Exhibit 24.

        1.57 "Premises" shall mean the Gold Ranch Casino Property and all buildings, structures, parking facilities, improvements, plumbing systems, HVAC systems, fire protection


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systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping and irrigation systems situate thereon or therein.

        1.58 "Purchase Options" means the Option to Purchase the Gold Ranch Casino Property, the Option to Purchase the RV Park Property, the Option to Purchase Gold Ranch RV Resort Business and the options to purchase contained in the Water and Sewer Service Agreement including, in each case, the rights of first refusal granted to Last Chance in those documents.

        1.59 "Purchase Price" shall mean the price to be paid by Last Chance under this Agreement calculated as provided Section 2.5.

        1.60 "Readerboard Sign" means the double column electric readerboard sign located on that certain parcel of real property designated as APN 038-241-08 at the site depicted in Exhibit 1 to the Gold Ranch Casino Lease.

        1.61 "Retained Payables" shall mean all current business liabilities or long-term debt of PGE not specifically assumed by Last Chance and described on
Exhibit 16 hereof.

        1.62 "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any real or personal property or any fixture, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

        1.63 "Retained Assets" shall mean all those items set forth on the Schedule of Retained Assets, a copy of which is attached as Exhibit 25.

        1.64 "RV Park Property" means the real property described in Exhibit 1 hereto (APN 038-241-07 and APN 023-100-13) upon which the Gold Ranch RV Resort is located, and all improvements thereon.

        1.65 "Securities Laws" means the Securities Act of 1933 and/or any applicable state securities laws.

        1.66 "Sewer and Water Well Property" means the real property upon which certain of the Water Service Facilities are located as described in Exhibit 1 (APN 038-241-08, APN 023-080-13, APN 023-100-13 and APN 038-230-02).

        1.67 "Sign Easement" means the easement granted by Target under the Gold Ranch Casino Lease for the placement, use, maintenance and enjoyment of the double column elevated electric reader-board sign located on APN 038-241-08 at the site depicted in Exhibit 1 to the Gold Ranch Casino Lease.

        1.68 "Title Company" shall mean, collectively, Western Title Company, Inc. located at 241 Ridge Street, Reno, Nevada 89501, the authorized agent for Ticor Title Insurance

Company, and Inter-County Title Co. of Nevada County, with offices at 11851 Sutton Way, Grass Valley, California 95945.

        1.69 "Tradenames" shall mean the tradenames, trademarks and servicemarks and all goodwill associated therewith, and any and all state and federal applications and registrations therefor, used in connection with or relating to the Gaming Operation and the Gold Ranch Casino & RV Park as set forth in Exhibit 26, to be assigned by PGE to Last Chance in the form of Exhibit 27 attached hereto, for delivery on the Closing Date.

        1.70 "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29 USC Section 2101 et seq.

        1.71 "Water and Sewer Service Agreement" means the agreement by and between PGE, Target, Stremmel Capital and Last Chance pursuant to which water and sewer service is to be provided by PGE, Target and Stremmel Capital to the Integrated Properties and Assets.

        1.72 "Water and Sewer Service System" shall have the meaning ascribed to that term in Section 1.25 of the Water and Sewer Service Agreement.

        1.73 "Water Rights" means and includes, without limitation, all water rights evidenced by the following certificates and/or permits and/or applications filed with or issued by the State of Nevada Department of Conservation and Natural Resources, Office of the State Engineer (the "State Engineer"): permits numbered 36275, 48834 (relating to certificate number 12799), 49010 (relating to certificate number 12801), 49011, 49664, 50800
(relating to certificate number 12806), and 49663 (relating to certificate number 12804); Applications numbered 65966, 65967, 65969 and 65968 (all of which were filed with the State Engineer on or about January 31, 2000).

        1.74 "Water Service Facilities" means the sewer treatment plant, pumping equipment, water lines and pipes, electrical lines and equipment, fire hydrants, water purifiers, "manholes", leach field, water wells and water storage tank, and other equipment and apparatus incident thereto which provide water and sewer services to the Integral Properties and Assets.

        1.75 "Working Capital" means PGE's current assets less PGE's current liabilities (excluding the current portion of long-term debt of PGE outstanding at the consummation of the purchase and assumed by Last Chance), all as determined in accordance with generally accepted accounting principals applied on a basis consistent with PGE's financial statements, excluding, however, any current assets not purchased by Last Chance, or current liabilities not assumed by Last Chance. The Working Capital may be expressed as a positive or a negative number.

2.      PURCHASE AND SALE.

        2.1 Acquired Assets. On the Closing Date, PGE agrees to sell, transfer and convey the Acquired Assets to Last Chance and Last Chance agrees to purchase the Acquired Assets from PGE for the consideration and on the terms hereinafter provided. Delivery of the

Acquired Assets to Last Chance and possession of the Premises, the Leach Field Property, the Frontage Parcel and the Sign Easement by Last Chance under the Gold Ranch Casino Lease shall occur as of the Closing. All of the Acquired Assets shall be assembled for delivery on the Closing Date at the Premises.

        2.2 Asset Exceptions. The Acquired Assets do not include and PGE shall reserve and retain all right, title and interest in and to the Retained Assets. All other assets on the Premises and/or used in conjunction with the Casino Operations shall become the property of Last Chance unless specifically listed on Exhibit 23.

        2.3 Debt Assumption or Refinancing. Last Chance shall have the right and obligation, at its option, to either assume the Debt, subject to receipt of appropriate lender approvals, or to refinance the Debt, on terms satisfactory to Last Chance in its sole discretion. PGE hereby agrees to permit a Leasehold Deed of Trust, a Consent to Tenant's Assignment of Lease and a Collateral Access Agreement and Waiver of the Landlord's Lien Claims in personal property of Last Chance as may be required by any lender for the purpose of refinancing the Debt and for any future debt as a result of future refinancing or additional debt that may be incurred for further improvements and expansion of the Premises and the Integral Properties and Assets.

        2.4 PGE Indemnities-PGE's Retained Payables. PGE shall be responsible and obligated for the payment of all of PGE's Retained Payables and any other current or long-term liabilities not specifically assumed by Last Chance. PGE shall defend, indemnify, protect and hold Last Chance and Last Chance Indemnified Parties, and the officers, directors, agent and employees of any of them, harmless from and against any liability therefor or arising therefrom, including costs and attorneys' fees incurred.

        2.5 Purchase Price. The "Purchase Price" for the Acquired Assets, calculated as of the Closing Date, shall be that amount equal to the product of
(A) EBITDA for the trailing twelve calendar months prior to the Closing Date, as calculated on Exhibit 18, less $575,000, multiplied by (B) 6.25; less: (i) the amount of Debt assumed or refinanced by Last Chance, (ii) any amount required to be withheld pursuant to NRS Sections 360.525 and 612.695, and (iii) any amount payable to ARCO upon transfer of the ARCO Petroleum Agreements, plus (iv) PGE's Working Capital.

        2.6 Payment. On the Closing Date, Last Chance shall pay the Purchase Price as follows:

            (a) Through credit of the deposit in the amount of Two Hundred Sixty Thousand Dollars ($260,000.00) delivered by Last Chance to Western Title Company, Inc., Escrow No. 00115478-101-PAH, which funds shall be released immediately upon the execution of this Agreement by Escrow Holder to PGE and shall be: (i) non refundable should Closing not occur as a direct result of the failure of Last Chance's Conditions Precedent in Section 6(a)(xviii) or (xxi), or (ii) reimbursed by PGE to Last Chance within ten days of the failure of any of Last Chance's Conditions Precedent in Section 6(a)(i) through (xvii), 6(a)(xix) through (xx) and (xxii) through (xxv).

               (b) Delivery to PGE, in immediately available funds, of the sum of Two Million Three Hundred Forty Thousand Dollars and 00/100 ($2,340,000.00) less amounts paid by Last Chance at Closing under and pursuant to the California Prospectors Limited Membership Interest Purchase and Sale Agreement.

               (c) Delivery to PGE of 377,083 shares of the Common Stock. The value of each share of Common Stock will be deemed to be the average of the daily high and low sales prices of the Common Stock as reported on the Nasdaq National Market-Small Cap for the ten trading day period ending two trading days prior to the Closing. At the Closing, the Common Stock Value shall be set forth on Exhibit 28 hereto. The issuance of Common Stock will be subject to compliance with all applicable Securities Laws and receipt of customary investment representations from PGE. In no event shall the number of shares of Common Stock issued to PGE represent more than 20% of The Sands Regent's outstanding capital stock prior to such issuance; and

               (d) Delivery of the Note in the principal amount of the balance of the Purchase Price less any adjustment required by this Agreement. The Note shall provide for the repayment of principal on a straight-line basis, together with interest, over a seven-year term. The Note shall bear interest at the prime rate as quoted by the Wall Street Journal on the Closing Date from time to time during the term of the Note plus 250 basis points; provided that the interest rate shall not be increased or decreased from the beginning rate during the term of the loan by greater than 300 basis points and the interest rate shall not be increased or decreased in any one year period concluding on an anniversary of the date of the Note by more than 100 basis points. The Note may be prepaid, in whole or in part, without penalty. The Note shall provide that a default thereunder shall constitute a default under the Gold Ranch Casino Lease.

        2.7 Existing Secured Loans. As part of the Closing, PGE shall discharge all Existing Secured Loans and other secured debt not specifically assumed or waived by Last Chance and shall cause all liens, security interests and encumbrances securing any indebtedness of PGE including, without limitation, the lien of any existing deeds of trust and equipment leases, purchases or Participation Agreements to be released. If on the Closing Date there is any other security interest, lien or encumbrance on the Premises, the Acquired Assets or any of the other Integral Properties and Assets, or any portion thereof, which is capable of being satisfied by the payment of money, then PGE shall use all or such part of the cash portion of the Purchase Price as is necessary to either discharge, satisfy or bond over the same, and shall deliver to Last Chance at the Closing any instruments, in recordable form, necessary to release, satisfy or bond over the security interests, liens and encumbrances and to permit the Title Company or any other necessary person to remove the security interests, liens or encumbrances, as an exception listed in the Preliminary Title Report, or as a security interest, lien or encumbrance on Acquired Assets, or the other Integral Properties and Assets, together with a sum equal to the cost of recording or filing those instruments, if any. The existence of any security interests, liens and encumbrances shall not be deemed objections to title if PGE complies with this requirement.

        2.8 Adjustments and Prorations. The following matters and items shall be apportioned pursuant to GAAP between the parties hereto or, where applicable, credited in total to a particular party, as of the Closing Date and the net amount shall be paid by PGE or deducted from the Purchase Price by Last Chance, as the case may be, upon the Closing Date:

            (a) Taxes and Assessments.

                (i) Personal property or inventory taxes. Last Chance shall pay all personal property taxes assessed against the Acquired Assets that are payable after the Closing Date, but PGE shall indemnify and hold Last Chance harmless from any liability for personal property taxes assessed against the Acquired Assets that are assessed for any period ending on or before the Closing Date of this sale, unless assumed by Last Chance and included in Working Capital. Last Chance shall indemnify PGE and hold PGE harmless from any liability for personal property taxes assessed against the Acquired Assets after the Closing Date.

                (ii) Income or employment taxes. PGE shall pay all income, employment, or other taxes or assessments levied or imposed by any governmental authority which may become a lien on the Acquired Assets and shall indemnify and hold Last Chance and the property sold hereunder free from any liability therefor and all expenses, costs and fees incurred in connection therewith. Last Chance will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period prior to the Closing Date.

                (iii) Sales and use tax. Last Chance shall pay any sales or use taxes, which accrue because of the sale under this Agreement. PGE shall furnish to Last Chance a clearance certificate from the Nevada Department of Taxation and any related certificates that Last Chance may reasonably request as evidence that all sales and use tax liabilities of PGE accruing on or before the Closing have been fully satisfied or provided for. In the event that the clearance certificate is not available at Closing, Last Chance shall withhold from the cash portion of the Purchase Price any amount due from PGE to the Department of Taxation as required by NRS 360.525 until the clearance certificate is delivered and shall thereupon deliver the amount withheld to PGE.

                (iv) Other Taxes. Taxes (other than prepaid or accrued gaming taxes and/or fees), including, but not limited to, real estate, business, occupation, and unemployment taxes, if any (based on the most current available information) shall be prorated as of the Closing. Any accrued or existing special assessments pertaining to the Premises, the Leach Field Property, the Frontage Parcel or the real property burdened by the Sign Easement shall, unless assumed by Last Chance, be paid by PGE prior to the Closing.

            (b) Utility Payments. All charges for telephone services, heat, steam, electric power, gas, lighting and any other utility service will be prorated as of the Closing Date. All deposits, if any, made by PGE as security under any public service contracts shall be credited to PGE if they remain on deposit for the benefit of Last Chance. Where possible, cut off rates will be secured for all utilities as of the Closing Date.

            (c) Rent Payments. All prepaid rents or accrued rents on any of the Equipment Leases assumed by Last Chance herein shall be prorated as of the Closing Date and credited, as the case may be, to PGE or Last Chance.

            (d) Insurance. All policies of insurance on the Acquired Assets maintained by PGE shall be cancelled as of the Closing and PGE shall retain all prepaid premiums. Last Chance shall arrange for immediate effectiveness of its own insurance coverage as of the Closing. To the extent Last Chance assumes any insurance, prepaid premiums shall be prorated as of the Closing.

            (e) Compensation. Compensation of the staff and other employees of the Gold Ranch Casino will be prorated as of the end of their respective shifts as of the Closing Date. All costs of accrued employee benefits (sick leave, vacation leave, health, dental and life insurance benefits, 401(k) plans, profit or equity sharing arrangements, etc.) if any, shall be determined as of the Closing Date and shall be paid by PGE, unless assumed by Last Chance and included in Working Capital. A list of accrued employee benefits is set forth on
Exhibit 29 hereof.

            (f) Prepaid Expenses; Retained Payables; Accrued Expenses. Except as otherwise provided herein, PGE shall be credited with all prepaid expenses in calculating Working Capital, to the extent assumed by Last Chance, including maintenance and service contracts, which have been paid by them prior to the Closing Date but which are allocable under GAAP to periods after the Closing Date. PGE shall pay all Retained Payables as of 12:00 midnight on the day prior to the Closing Date. PGE shall pay or be charged with, and Last Chance shall receive credit for, all expenses which have been accrued in accordance with GAAP at the Closing Date, but which will be paid by after the Closing Date.

            (g) Slot Machine Tokens or Chips. Last Chance shall assume any outstanding slot machine token or chip liabilities (as such terms are defined in Regulation 12 of the Regulations of the Nevada Gaming Commission and State Gaming Control Board) as part of Working Capital. PGE hereby agrees to indemnify Last Chance for amounts not specifically assumed by Last Chance or amounts paid out to patrons in excess of the amount credited against the Purchase Price.

            (h) Gaming Device Participation Agreements. All amounts receivable or payable by PGE pursuant to any agreement by which there is a sharing of Gaming Revenue from the gaming devices operated by PGE on the Premises shall be prorated as of the Closing Date

            (i) Basis of Allocations. In making apportionments all prorations for charges and impositions shall be prorated on the basis of the number of days of the applicable year, or on the basis of unit costs.

        2.9 Employee Termination.On the Closing Date, PGE shall terminate all of its employees involved in the Casino Operation and issue to all of its employees payroll checks, dated as of the Closing Date, for all earned salary, wages, sick pay and other compensation and benefits (net of usual withholdings) owed to such employees for their services rendered through the Closing Date other than payment of compensation and bonuses arising under those severance and bonus agreements identified on Exhibit 30 hereto, which are not yet due and payable and the payment of which are and remain the sole responsibility of PGE unless specifically assumed by Last Chance. PGE shall comply with all provisions of federal and state law relating to the continuation of health insurance benefits for terminated employees. PGE shall comply in all respects with the Worker Adjustment and Retraining Notification Act, 29 USC Section 2101 et. seq. and shall indemnify, protect and defend Last Chance from and against any liability, cost, expense, claim or demand arising from its failure to do so, including, but not limited to, attorneys' fees and costs incurred by Last Chance.

        2.10 Employment of PGE's Employees. Last Chance may hire all or none of PGE's employees. In the event Last Chance hires any one or more of PGE's personnel, Last Chance shall not be obligated to assume any of PGE's employee benefit or other plans. In accordance with Section 2.8(e) and unless assumed by Last Chance and included in Working Capital, all costs of accrued employee benefits, if any, shall be paid by PGE on the Closing Date and PGE shall indemnify, protect and defend Last Chance from and against any liability therefor, including costs and attorneys' fees incurred.

        2.11 Election to the Last Chance's Board of Directors. Following the Closing Date, The Sands Regent shall use it's best efforts to cause a representative selected by PGE, which representative shall not be an individual who is employed by Last Chance, to be elected to the Board of Directors of The Sands Regent, effective upon compliance with Regulation 16.420 of the State Gaming Control Board and Nevada Gaming Commission. PGE's representative shall be submitted as a nominee of the board of directors in the proxy solicitation materials timely provided to the shareholders of The Sands Regent prior to the annual meeting of shareholders next following the Closing. No more than the number of persons necessary to fill existing vacancies shall be nominated. Nothing herein contained shall limit the exercise by the Board of Directors of The Sands Regent of their sound business judgment or their fiduciary responsibilities in the nomination of persons to serve as directors of the company.

3.      INVESTIGATIONS

            (a) Investigations. Last Chance acknowledges that it has inspected the books and records of the Casino Operation and the Premises and is purchasing the Acquired Assets on the basis of that inspection and PGE' representations and warranties as herein contained and all other agreements and documents required to be delivered by PGE prior to or on the Closing Date. Nevertheless, Last Chance wishes to have continued access to the Casino Operation, Acquired Assets, Premises, and the Integral Properties and Assets, from the date hereof through the Closing Date. Last Chance shall be permitted to conduct further investigations of the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets, in accordance with Section 3(b). Such investigation may include: a physical inspection of the Casino Operation, Acquired Assets, the Premises, and the Integral Properties and Assets, including soil, geological and other tests, engineering evaluations of the mechanical, electrical, HVAC and other systems; review of all governmental matters affecting the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets, including zoning, environmental and building permit and occupancy matters; review and verification of all financial and other information provided by PGE relating to the operation of the Casino Operation, Acquired Assets, Premises and the Integral Properties and Assets, review of the condition of title to the Casino Operation, Acquired Assets, Premises and the Integral Properties and Assets; and review of such other matters pertaining to the Casino Operations, Acquired Assets, Premises, the Integral Properties and Assets, as Last Chance deems advisable. PGE shall provide Last Chance with all information reasonably requested by Last Chance's within a reasonable period of time (taking into account the nature and scope of the request) following Last Chance's request.

            (b) Access to Information and the Premises. At any reasonable time prior to the Closing Date and with prior notification to PGE, Last Chance, its agents and representatives shall be entitled: (i) to enter onto the Casino Operation, the Premises and the Integral Properties and Assets and all leased areas (subject to the rights of the tenants) and structural and mechanical systems, to perform inspections and tests thereof, (ii) to examine and copy any and all books and records, if any, maintained by PGE or their agents relating to receipts and expenditures pertaining to the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets, to perform inspections and tests thereof, including, and (iii) to interview the tenants. PGE shall provide Last Chance with all information in PGE's possession or control that is reasonably requested by Last Chance within a reasonable period of time after Last Chance's request (taking into account the nature and scope of the request). Last Chance agrees to indemnify and hold harmless PGE from and against all claims, demands, liabilities and damages arising or resulting from Last Chance's investigations of the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets, to perform inspections and tests thereof PROVIDED, HOWEVER, that Last Chance shall not be liable to PGE for any claims, demands, liabilities or damages arising or resulting from facts or conditions that existed prior to the commencement of Last Chance's investigations or that were discovered by Last Chance during the course of its investigations. Last Chance also agrees: (A) to promptly restore the Casino Operation, Acquired Assets, the Premises and/or the Integral Properties and Assets, to their condition prior to the making of any tests and inspections, (B) to conduct its investigations in a manner which will not disrupt PGE' Casino Operations or its lottery or RV Park operations, (C) not to perform, prior to Closing, any drilling or other invasive testing of the real property subject to inspection hereunder without obtaining the prior written consent of PGE, which consent shall not be unreasonably withheld or delayed, and (D) to coordinate its investigations prior to Closing with PGE, and to use Last Chance's reasonable efforts to provide PGE with advance notice of any on-site investigation in order to afford PGE an opportunity to have a representative present during such on-site investigation. The obligations set forth in the two preceding sentences shall survive the termination of this Agreement. Last Chance shall deliver to PGE, promptly after Last Chance's receipt of the same, a copy of any and all environmental reports, preliminary title reports and commitments, CLTA or ALTA surveys, soils reports, and engineering and structural reports respecting the obtained by Last Chance from Last Chance's contractor or contractors in the course of Last Chance's investigations hereunder, as well as any and all test results obtained by Last Chance in connection therewith. Last Chance's obligations in the preceding sentence shall survive the termination of this Agreement.

            (c) PGE's Deliveries of Documents and Information. Within 30 days from and after the Effective Date, PGE shall have delivered to Last Chance a full and accurate list and reasonably complete details concerning each item described below and a copy of each document to the extent such copies are in the possession or control of PGE or any Affiliate, agent or related party of PGE.

                (i) Copies of any and all title policies (together with endorsements), title commitments, title reports, certificates of title, and any documentation relating to liens, encumbrances, deeds of trust, mortgages, judgments, rights-of-way or easements, covenants, conditions or restrictions, other exceptions or matters of record relating to or affecting all real property which is part of the Premises or the Integral Properties and Assets, together with a proper legal description for all such real property.

                (ii) A copy of any and all purchase agreements, leases and other conveyances pursuant to which PGE obtained ownership of the Premises, Acquired Assets or any other of the Integral Properties and Assets, together with all amendments modifications, and schedules and exhibits attached thereto.

                (iii) All easement grants, agreements, covenants, conditions and restrictions, and similar agreements, which are in effect with respect to the Premises and the Integral Properties and Assets, all as amended or otherwise modified.

                (iv) Copies of all certificate(s) of occupancy, zoning variances, licenses, permits, authorizations and approvals relating to the Premises, the Acquired Assets or the Integral Properties and Assets, from governmental authorities having jurisdiction over the Premises, the Acquired Assets, or the Integral Properties and Assets, together with copies of any other material notices and agreements in PGE' possession relating thereto.

                (v) Copies of any and all environmental permits, notices, demands, action letters, reports, assessments, audits, directives from any federal, state or local agency, documentation of remedial procedures, or other documentation, which is in PGE's possession or control, involving environmental matters relating to or affecting the Acquired Assets or the Premises, or the Integral Properties and Assets. PGE shall, to the best of PGE's knowledge after reasonable investigation, identify any portion of the Premises, the Acquired Assets or the Integral Properties and Assets that have ever been or are now being used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance, as that term is defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980 and Nevada state law descriptions; identification, to the best of PGE's knowledge, of all waste disposal sites on the Premises or the Integral

Properties and Assets; identification of the locations of underground tanks and lines on the Premises or the Integral Properties and Assets, whether in use or abandoned, with a history of any spillage or leakage; a description, to the best of PGE's knowledge, of storage, treatment and disposal practices with respect to wastes generated by the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets; a summary of all environmental testing done by PGE or at PGE's request at the Premises or the Integral Properties and Assets or with respect to the Acquired Assets together with written reports concerning such testing or environmental matters affecting the Acquired Assets, the Premises or the Integral Properties and Assets (including all available Phase I, Phase II, Phase III and soils reports relating to the Premises or the Integral Properties and Assets) and any written estimates about future expenditures for environmental programs relating thereto; identification, to the best of PGE's knowledge, of all records regarding compliance history with environmental permits including air, water, underground storage, maritime, waste and sewer permits under federal, state, and local rules and regulations; identification, to the best of PGE' knowledge, of known events of noncompliance with permits and other environmental regulation, and disclosure, to the best of PGE's knowledge, of any anticipated changes in permit compliance levels; and any other reports on the environmental condition of the Acquired Assets, the Premises or the Integral Properties and Assets.

                (vi) A copy of the bill or bills issued for the most recent year for which bills have been issued for all real estate taxes (including assessed value) and personal property taxes and a copy of any and all notices pertaining to real estate taxes or assessment applicable to the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets. PGE shall promptly deliver to Last Chance a copy of all such bills or notices received by PGE after the date hereof even if received after the Closing Date. A complete schedule setting forth when personal and real property tax payments were made and the date on which such payments are due and payable each year, and a schedule describing any ongoing tax disputes, together with copies of all revenue agents' reports and correspondence with respect to any pending federal, state, provincial or similar tax proceedings for any open years.

                (vii) A complete copy of all surveys, reports or recommendations prepared by or for PGE, or in PGE's possession or control, which relate to the Premises' or the Integral Properties and Assets' compliance with Title III of the Americans With Disabilities Act and the regulations promulgated thereunder.

                (viii) Copies of all equipment and other leases relating to the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets.

                (ix) Copies of: All Equipment Leases and Contracts; the Jack-in-the-Box Lease; all documents evidencing PGE's ownership of or right to use any and all Tradenames; the ARCO Petroleum Agreements; all Environmental Claims with respect to the Acquired Assets, Premises or Integral Properties and Assets, including, but not limited to, all documentation of and reports concerning activities performed in response the past petroleum Release from one of the existing underground gasoline storage tanks located on the Premises, permits issued by any Governmental Authority with respect thereto, environmental site assessment and characterization studies (Phase I and Phase II), remediation plans and systems, sampling and analytical results, and all reports filed with county, state of federal Governmental Authority having jurisdiction over the contaminated site; all documents evidencing or relating to the Existing Secured Loans; and a copy of any Pension Plan.

                (x) Copies of all documents by which a security interest or other lien is created in or attaches to any tangible or intangible personal property, furniture, trade fixtures, equipment or gaming devices or associated equipment, in, on or used in conjunction with the Premises, Acquired Assets, the Casino Operation or the Integral Properties and Assets or generated in conjunction with the Casino Operation, Acquired Assets, Premises and the Integral Properties and Assets.

                (xi) A list of all managers, employees, agents and independent contractors and suppliers of PGE, together with a statement of all compensation currently payable for past and future services to each such person (including, without limitation, salaries and any bonus and fringe benefits payable to the person) and the compensation (as defined above) actually paid to each such person during the Owner's fiscal year ending June 30, 2001, and during the period from June 30, 2001, to the Closing Date.

                (xii) Any other documents and information reasonably requested by Last Chance relating to the Acquired Assets, Casino Operation, Premises or the Integral Properties and Assets.

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF PGE.

        Except as set forth in the Schedule of Exceptions to PGE's Representations and Warranties, PGE represents and warrants to Last Chance that each of the following are true and correct as of the date hereof and, except as expressly provided herein, will be true and correct at the Closing and any closing subsequent to the exercise of purchase rights by Last Chance under any of the Purchase Options.

            (a) Organization. PGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which PGE does business or owns property, and has all requisite power and authority to own, lease and operate the Gold Ranch Casino Property, the Casino Operation, the Premises, the Acquired Assets, and such of the Integral Properties and Assets as are owned by PGE, and to carry on its business as now being conducted. PGE has heretofore furnished or made available to Last Chance complete and correct copies of PGE's Articles of Incorporation and all amendments thereto (the "Articles") to the date hereof, and such Articles are in full force and effect.

            (b) Power and Authority. PGE has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized in accordance with PGE's Articles of Incorporation, Bylaws and applicable provisions of Chapter 78 of the Nevada Revised Statutes and any requisite approvals of shareholders and directors have been obtained. This

Agreement has been duly and validly executed and delivered by PGE or its authorized representative and is a valid and binding agreement against PGE, enforceable against it in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, moratorium and other principles relating to or limiting rights of parties generally contracting.

            (c) Compliance.

                (i) Except as set forth in Schedule 4(c)(i), PGE has been and is in compliance with: (A) all material applicable laws and regulations of federal, state and local Governmental Authority applicable to the Casino Operation, Acquired Assets, the Premises or such of the Integral Properties and Assets as are owned by PGE, and PGE is not aware of any claim of violation, or of any actual violation, of any such laws and regulations, except where such failure or violation (whether actual or claimed) would not have a material adverse effect on the, Casino Operation, Acquired Assets, the Premises or such of the Integral Properties and Assets as are owned by PGE, or the financial results or performance thereof, and (B) all material applicable federal, state or local statutes, ordinances, rules, regulations, permits, consents, approvals, licenses, judgments, orders, decrees, injunctions or other authorizations governing or relating to the Casino Operations, liquor related activities and gaming activities and operations, including, without limitation, Chapter 463 of the Nevada Revised Statutes (Nevada Gaming Control Act), as amended, and the rules and regulations promulgated thereunder, or applicable to the Casino Operation, Acquired Assets or the Premises. PGE has not received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Authority asserting that a license issued to it or any of its beneficial owners, officers, employees or Affiliates, under any gaming laws should be revoked or suspended or that PGE or any such Person is not in full compliance with any such license or gaming laws.

                (ii) Except as set forth in Schedule 4(c)(ii), (A) PGE has been in full compliance with all of the terms and requirements of each award, decision, injunction, judgment, order, remediation or compliance plan, ruling, subpoena, or verdict (each, an "Order") entered, issued, made, or rendered by any court, administrative agency, or other governmental entity, officer or authority or by any arbitrator to which it, the Casino Operation, the Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, is or has been subject, and (B) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which either PGE or the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, is subject, except where such non-compliance, violation or failure to comply, would not have a material adverse effect thereon or on the financial performance thereof. PGE has not received, at any time, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which PGE or the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, is or has been subject, except as would not have a material adverse effect thereon.

                (iii) Except as set forth on Schedule 4(c)(iii), no investigation or review by any government entity, officer or authority, including without limitation any investigation or review by any gaming authority or relating to compliance with gaming laws, with respect to PGE, the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, is, to their knowledge, pending or threatened, nor has any government entity, officer or authority indicated to PGE an intention to conduct the same.

            (d) Consents and Approvals; No Violation. Except as disclosed on
Schedule 4(d), the execution and delivery of this Agreement and related documents do not, and the consummation of the integrated transactions contemplated hereby and the performance by PGE of its obligations thereunder will not:

                (i) conflict with or violate any provisions of PGE's Articles of Incorporation or Bylaws;

                (ii) require any consent, approval, order, authorization, receipt, clearance or permit of, or registration, filing or notification to, any governmental or regulatory authority or agency, except for (A) necessary approvals under the Nevada Gaming Control Act and any other applicable gaming or liquor law, including those required by the Nevada Gaming Authorities and liquor regulatory authorities (B) the filing of notifications required by NRS Sections
612.690 and 612.695 and the production by PGE of a receipt issued by the Administrator of the Employment Security Division of the Department of Employment, Training and Rehabilitation of the State of Nevada showing that all contributions and forfeits required of PGE have been paid, and (C) making available PGE's business records to the Nevada Department of Taxation pursuant to NRS Section 360.525.

                (iii) result in any conflict with or violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit under, any of the terms, conditions or provisions of any contract, guarantee, note, bond, indenture, lease, mortgage, deed of trust, security or financing agreement, license, franchise, agreement or other instrument or obligation to which PGE is a party or by which PGE may be bound, except for such conflicts, violations, breaches, defaults, or rights of termination, cancellation, rights of first refusal or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to and delivered at the Closing;

                (iv) violate the provisions of any Order, decree, statute, rule or regulation applicable to PGE; or

                (v) result in the creation of any lien, charge or encumbrance upon the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets under any agreement or instrument to which PGE is a party or by which PGE is bound.

            (e) Labor Matters. Except as set forth in Schedule 4(e) hereto, PGE employs all personnel working at or in the Casino Operation, on the Premises or in or on the Integral Properties and Asset, and is not a party to any collective bargaining or other labor union contract applicable to persons employed by PGE, no collective bargaining agreement is being negotiated by PGE and PGE has no knowledge of any material activities or proceedings (i) involving any unorganized employees of PGE seeking to certify a collective bargaining unit or
(ii) of any labor union to organize any of the employees of PGE. There is no labor dispute, strike or work stoppage against PGE pending or, to PGE's knowledge, threatened which may interfere with the operation of the Premises or the Casino Operation.

            (f) Premises.

                (i) Exhibit 1 identifies the Premises and all real property owned or leased by PGE and its Affiliates within one-half (1/2) mile of the exterior boundaries of the Premises and the Integral Properties and Assets which is subject to and bound by the "Restrictive Covenant" contained in Section 8.1(L) of the Gold Ranch Casino Lease.

                (ii) Upon transfer of the Acquired Assets to Last Chance at Closing as contemplated by this Agreement, Last Chance shall acquire good and valid title thereto, free and clear of any and all liens, claims, encumbrances, equitable interests, restrictions on use, transfer, receipt of income or exercise of any other attribute of ownership, leases, subleases, concession agreements, Participation Agreements options to purchase, options to lease, options to joint venture or jointly develop, conditions, covenants, assessments, defects, claims or other exceptions of any nature whatsoever, except for the Permitted Exceptions.

                (iii) There are no structures or buildings on the Premises that encroach on any parcel of property not owned by PGE, no structure or building is located on the Premises in violation of any recorded covenant or restriction. In the event of an encroachment on property owned by PGE or an Affiliate, PGE shall grant, and shall cause its Affiliates to grant, without further consideration, a lease to or easement over the property subject to the encroachment to Last Chance, on terms and conditions acceptable to Last Chance, for delivery at the Closing. That part of the property of PGE or an Affiliate subject to such lease or easement shall be subject to the Purchase Options and PGE shall cause its Affiliates to abide by this Section 8.1(G).

                (iv) The Casino Operation, Acquired Assets, the Premises and such part of the Integral Properties and Assets as are owned or used by PGE, comply with, and are operated in accordance with, all zoning and other material applicable laws affecting the Casino Operation, Acquired Assets, the Premises and such part of the Integral Properties and Assets as are owned or used by PGE, or the ownership, improvement, development, possession, use, occupancy or operation thereof, except where the failure to comply, individually or in the aggregate, together with any and all Permitted Exceptions would not have a material adverse effect on the ownership, value or use thereof. There are no material latent or patent defects in the physical condition of the Casino Operation, Acquired Assets or the Premises, except for defects, which, individually or in the aggregate, would not have a material adverse effect on the ownership, value or use of the Acquired Assets, the Premises or such part of the Integral

Properties and Assets as are owned or used by PGE. Except for ordinary wear and tear, the Acquired Assets, the Premises and such part of the Integral Properties and Assets as are owned or used by PGE, are structurally sound, in good operating condition and repair and adequate for the uses to which they are being put; none of the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Acquired Assets, Premises and such part of the Integral Properties and Assets as are owned or used by PGE, are sufficient for the continued conduct of the business and other operations conducted thereon or therewith after the Closing Date in substantially the same manner as historically conducted. PGE has not received any notice from any governmental body (A) requiring it to make any material repairs or changes to the Casino Operation, Acquired Assets, the Premises, or such part of the Integral Properties and Assets as are owned or used by PGE, or any other improvements located thereon, or (B) giving notice of any material governmental actions pending or threatened relating to the Casino Operation, Acquired Assets, Premises or such part of the Integral Properties and Assets as are owned or used by PGE.

                (v) There is no action, proceeding, investigation or litigation pending or, contemplated or threatened: (A) to take all or any portion of the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, or any interest therein, by eminent domain; (B) to modify the zoning of, or other governmental rules or restrictions applicable to, the Casino Operation, Acquired Assets, Premises or such part of the Integral Properties and Assets as are owned or used by PGE, or the use or development thereof; (C) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Casino Operation, Acquired Assets, the Premises, or such part of the Integral Properties and Assets as are owned or used by PGE and its Affiliates; or (D) otherwise relating to the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, or which otherwise would interfere with the use, ownership, improvement, development and/or operation thereof.

                (vi) No portion of the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, has any defect or condition which would materially impair the current use thereof. To PGE's knowledge, the roads immediately adjacent to the improvements located on the Premises and such part of the Integral Properties and Assets as are owned or used by PGE do not have any defect or condition which would materially impair pedestrian or vehicular access to the Premises or such part of the Integral Properties and Assets as are owned or used by PGE.

                (vii) To PGE's knowledge, the Acquired Assets, all improvements on the Premises and all improvements and assets used in the Casino Operation or on or used in conjunction with such part of the Integral Properties and Assets as are owned or used by PGE, are in material compliance with current building codes, to the extent applicable. PGE has not received any written notices of any material violations of any applicable building codes relating to the Premises which have not been remedied.

                (viii) The Acquired Assets, the Premises, the Casino Operation and such part of the Integral Properties and Assets as are owned or used by PGE, are connected to and serviced by adequate water, sewage disposal, gas and electricity facilities in accordance with all material applicable laws, statutes, ordinances, rules and regulations of all public or quasi public authorities having or claiming jurisdiction thereover. All material systems (heating, air conditioning, electrical, plumbing and the like) for the current operation of the Acquired Assets, the Premises and Casino Operation, and such part of the Integral Properties and Assets as are owned or used by PGE, are operable and in good condition (ordinary wear and tear excepted).

                (ix) There are no material commitments to or agreements with any Governmental Authority or agency (federal, state or local) affecting the Casino Operation, Acquired Assets, the Premises, or such part of the Integral Properties and Assets as are owned or used by PGE, that are not described in or listed in a Schedule hereto.

                (x) There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE, or any interest therein, or any portion thereof, other than the sale, exchange or transfer of assets in the ordinary course of business.

                (xi) PGE has held a nonrestricted gaming license at the Gold Ranch Casino since 1986 and has not ceased nonrestricted gaming operations since receiving its nonrestricted gaming license in 1986. PGE is in full compliance with the legislative exemptions to NRS 463.1605. The Premises and the Casino Operation are presently eligible for a nonrestricted gaming license and such eligibility will survive the Closing.

                (xii) PGE is unaware of any circumstances or conditions concerning the Premises or Casino Operation, which would prohibit Last Chance from selling alcoholic beverages in conjunction therewith.

            (g) Environmental Matters. Except as set forth in Schedule 4(g), with paragraph references corresponding to those set forth below, and Section 4(g)(ii):

                (i) the Casino Operation, Acquired Assets, the Premises and the Integral Properties and at all times have been, and continue to be, operated by PGE in material compliance with all Environmental Laws;

                (ii) there have been no past, and there are no pending or threatened (1) claims, complaints, notices, requests for information or investigations with respect to any alleged material violation of any Environmental Law by PGE, or (2) complaints, notices or inquiries to or investigations of PGE regarding potential liability under any Environmental Law by PGE;

                (iii) there have not been any Releases of Hazardous Materials and there are no citations, notices or orders of noncompliance issued and outstanding to PGE under any Environmental Law;

                (iv) PGE is in material compliance with all permits, certificates, approvals, licenses and other governmental authorizations relating to environmental matters and necessary for its Casino Operation, the operation of the Acquired Assets, the Premises and the Integral Properties and Assets, and no order has been issued, no Environmental Claim has been made, no penalty has been assessed and no investigation or review has occurred or is pending or threatened, by any Person with respect to any alleged failure by PGE to have any license or permit required under applicable Environmental Laws in connection with the conduct of its business or operations or to comply with any Environmental Laws or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Material generated by them;

                (v) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, under the Premises or the Integral Properties and Assets ; and

                (vi) there are no facts upon which PGE may reasonably be expected to become liable under any Environmental Law in any material respect.

                (vii) In 1995 a petroleum Release from an underground petroleum storage tank on the Premises was discovered. Subsequent examination and characterization led to the installation on the Premises of numerous monitoring wells, ground water recovery wells, soil vapor extraction points, and a treatment system, which continue to operate. It is expected that remediation will be concluded within twelve (12) months following the Closing. The costs of remediation and liability for damages resulting from the Release are covered by NRS 590.700 et seq., with the costs being allocated between the "fund for cleaning up discharges of petroleum" (Fund) and PGE. Under NRS 590. (3)(a) PGE is responsible for ten percent (10%) of the first $1,000,000 for clean up and ten percent (10%) of the first $1,000,000 of liability for damages resulting from the Release with ninety percent (90%) of such costs and damages to be paid by the Fund. The liability of the Fund in either respect must not exceed $1,800,000 in any year. Any further costs for clean up or damages are the obligation of PGE under NRS 590.890(4). PGE warrants and represents that it shall pay at Closing all amounts then due the Fund. Last Chance shall assume and pay any balance of PGE's liability under NRS 590.890(3)(a) and shall indemnify, protect and defend the PGE Indemnified Persons from and against any liability therefor, including costs and attorneys' fees incurred. PGE shall remain liable for all amounts payable under and pursuant to NRS 590.890(4) and shall indemnify, protect and defend the Last Chance Indemnified Persons from and against any liability therefor, including costs and attorneys' fees incurred.

            (h) Subsidiaries. PGE does not have any subsidiaries and does not directly or indirectly own, have an ownership or other interest in, or control any corporation, partnership, joint venture, limited liability company, proprietorship or other entity.

            (i) Financial Statements. PGE has delivered to Last Chance copies of PGE's balance sheet as of June 30, 2001 and the statements of income and retained earnings and cash flows for the three years then ended, all of which have been unaudited, and will deliver similar documents for the interim period commencing July 1, 2001 and ending on the month's end before the Closing Date (collectively Financial Statements). The Financial Statements are based upon the information contained in the books and records of PGE and fairly and accurately present the financial condition of PGE as of the dates thereof and results of operations and cash flows of the Casino Operation for the periods referred to therein and in accordance with GAAP consistently applied. The monthly financial statements generated by PGE from and after the interim period delivered and to be delivered to Last Chance were and will be prepared on a basis consistent with the methods and procedures used to prepare the Financial Statements subject, in the case of the interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes, which if presented, would not differ materially from those in the audited statements. PGE shall deliver to Last Chance monthly financial statements within thirty (30) days from the close of any month prior to the Closing Date.

            (j) Absence of Undisclosed or Contingent Liabilities. PGE does not have any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) in connection with the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets, except as set forth in Schedule 4(c)(i), 4(c)(ii) and 4(c)(iii) and PGE's Financial Statements and, if absent are neither material in amount nor inconsistent with any of the representations or warranties made herein.

            (k) No Material Adverse Changes. Since June 30, 2001, and except as set forth in Schedule 4(k), there has not been any materially adverse change in the properties, assets, results of operation or condition (financial or otherwise) of PGE, the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets, including customer or employee or supplier relations.

            (l) Tax Matters. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all gaming taxes, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, real or personal or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon PGE, the Casino Operation, Acquired Assets, the Premises or such part of the Integral Properties and Assets as are owned or used by PGE. All Taxes due from or required to be remitted by PGE for the taxable periods ending on or prior to, and the portion of any interim period up to, the Closing have been fully and timely paid or, to the extent not yet due or payable, have been adequately provided for on the Financial Statements or on the books and records of PGE; and there are no levies, liens, or other encumbrances relating to Taxes existing, or threatened or pending. The sale of assets contemplated in this Agreement qualifies as an occasional sale under chapters 372 and 374 of the Nevada Revised Statutes.

            (m) Employee Benefit Plans.

                (i) PGE is the only entity or person that does or at any time has employed personnel in the Casino Operation or in the operation of the Premises or such part of the Integral Properties and Assets as are owned or used by PGE. Except as provided in writing to Last Chance and as listed on Schedule 4(m), with respect to all such employees and former employees of PGE and all dependents and beneficiaries of such employees and former employees, (A) PGE does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (B) PGE does not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (C) PGE does not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and
(D) PGE does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

                (ii) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), each employee benefit plan as defined in Section 3(3) of ERISA which PGE does maintain or to which it does contribute (collectively, the "Plans") has been administered in compliance with its terms and complies, both in form and operation, with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws. With respect to the Plans, (A) all required contributions which are due have been made and a proper accrual has been made in PGE's financial statements for all contributions which were due but not paid in previous fiscal years or are due in the current fiscal year, (B) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (C) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

                (iii) PGE does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. PGE has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. PGE has no actual or potential liability for death or medical benefits after separation from employment, other than (A) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) that will be set forth in writing to Last Chance, and (B) health care continuation benefits described in Section 4980B of the Code.

                (iv) There is no stock bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Code.

                (v) To the extent there is a stock bonus, pension or profit-share or other plan, each Plan maintained by PGE which is intended to be a qualified plan within the meaning of Section 401 of the Code has been determined by the Internal Revenue Service to be so qualified, and there is no fact or circumstance which would adversely affect the qualified status of any such Plan. No Plan maintained by PGE has been subject to a "reportable event" (as defined in Section 4043 of ERISA) or any event requiring disclosure under
Section 4062(e) or 4063(a) of ERISA. The actuarial present value of accumulated benefits (both vested and unvested) of each such Plan which is a defined benefit plan is fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Plan. No employee benefit plan is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code.

                (vi) All reports and information required to be filed with the Department of Labor, Internal Revenue Service, and Pension Benefit Guaranty Corporation or with plan participants and their beneficiaries with respect to each Plan have been filed, and all annual reports (including Form 5500 series) of such Plan were certified without qualification by each Plan's accountants and actuaries to the extent, and in the manner, required under ERISA.

                (vii) There has been no violation of the "continuation coverage requirements" of former Section 162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988), of Section 4980B of the Code (as in effect for tax years beginning on and after January 1, 1989) and of Part 6 of Subtitle B of Title I of ERISA with respect to any welfare Plan to which such continuation coverage requirements apply.

                (viii) Other than such continuation of benefit coverage under group health plans as is required by applicable law (as described in (vii) above), PGE does not maintain retiree life or retiree health plans providing for continuing coverage for any employee or any beneficiary of an employee after the employees' termination of employment.

                (ix) Except as may be provided in the Employment Agreement between PGE and Rob Medeiros dated June 15, 1998, the First Amendment To Employment Agreement dated January 25, 2001 and the undated Equity Acquisition & Ownership Agreement between PGE and Rob Medeiros, which PGE represents to have been executed by the parties thereto on the 26th day of January, 2001, PGE is not bound by any employment agreement or other legally binding arrangement providing for severance pay or retirement benefits with respect to any present or former officer or other employee of PGE. To the extent PGE is subject to a Plan in which PGE, any subsidiary or any ERISA affiliate participates or has participated, (A) neither PGE nor any subsidiary nor any ERISA affiliate has withdrawn from such plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA , where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA, (B) neither PGE nor any subsidiary nor any ERISA affiliate has filed a notice of intent to terminate any such plan or adopted any amendment to treat any such plan as terminated, (C) the PBGC has not instituted proceedings to terminate any such plan, (D) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan,
(E) no accumulated funding deficiency, whether or not waived, exists with respect to any such plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan, (F) all required premium payments to the PBGC have been paid when due, (vii) no reportable event, as described in Section 4043 of ERISA, has occurred with respect to any such plan, (G) no excise taxes are payable under the Code, (H) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made and (I) the plans subject to Title IV of ERISA, which are maintained by PGE or members of PGE's controlled group (within the meaning of Section 4043 of ERISA) do not meet the conditions of Section 4043(b)(1) of ERISA.

                (x) To the extent PGE has any welfare benefit plans, all group health plans of PGE, any subsidiary and any ERISA affiliate have been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, neither PGE nor any subsidiary provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

                (xi) There has been no act or omission by PGE or any subsidiary or any ERISA affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c), (i) or (1), Section 4071 of ERISA or Chapter 43 of the Code.

            (n) Employee Health and Safety. To the best of PGE's knowledge PGE has not violated in any material respect and has no material liability, under OSHA or, any other federal or state laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. PGE has not received a notice or charge asserting any violation of or liability under OSHA or, any other federal or state laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

            (o) Representations Concerning Solvency. PGE has not incurred, and does not intend to incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay as they become due. PGE has assets greater than its liabilities. Last Chance may rely on such representations in asserting that Last Chance has no reasonable cause to believe that PGE is or will become insolvent as a result of the transactions contemplated hereby. PGE has undertaken the transactions described herein in good faith, considering its obligations to any Person to whom it owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. PGE shall not conceal this transaction or the proceeds of such transaction from any of its respective creditors. PGE has not removed or concealed any assets from its creditors and will not incur debt that is significantly greater than its normal and customary debts in the ordinary course. PGE does not contemplate nor has reason to contemplate that it will seek protection under the bankruptcy laws and believes in good faith that it will receive consideration reasonably equivalent to the value of the property being sold to Last Chance.

            (p) Correct and Complete Copies. Any certificates of occupancy for the Premises, the Casino Operations and such part of the Integral Properties and Assets as are owned or used by PGE, and all other contracts or documents required to be delivered to Last Chance pursuant to this Agreement are, or will be upon delivery, true, correct and complete copies. PGE has delivered to Last Chance all documents, reports and other materials described in Section 3(c) above.

            (q) Jack In The Box Lease and ARCO Petroleum Agreements True and Correct. The copy of the Jack-in-the-Box Lease delivered to Last Chance is true, correct and complete. The Lease is in full force and effect, without default by any party and without any claim made for the right of setoff, except as expressly provided by the terms of such Lease or as disclosed to Last Chance in writing at the time of such delivery. The Jack-in-the Box Lease constitutes the entire agreement between PGE and the other parties thereto, has not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Last Chance, and PGE has no other interest as lessee or lessor under any other lease used in connection with the operation of the Premises or the Casino Operation.

            The copy of the ARCO Petroleum Agreements delivered to Last Chance are true, correct and complete. The ARCO Petroleum Agreements are in full force and effect, without default by any party and without any claim made for the right of setoff, except as expressly provided by the terms of such agreements or as disclosed to Last Chance in writing at the time of such delivery. The ARCO Petroleum Agreements constitute the entire agreement between PGE and the other parties thereto, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Last Chance.

            (r) Assumed Equipment Leases and Contracts, and Participation Agreements, True and Correct. True, complete and correct copies of the assumed Equipment Leases and Contracts and the Participation Agreements listed on
Exhibit 19 have been delivered to Last Chance. The assumed Equipment Leases and Contracts and the Participation Agreements are in full force and effect, without default by any party and without any claims made for the right of setoff, except as expressly provided by the terms of such assumed Equipment Leases and Contracts or Participation Agreements or as disclosed to Last Chance in writing at the time of their delivery. The assumed Equipment Leases and Contracts and the Participation Agreements constitute the entire agreements with such lessees and contractors relating to the Acquired Assets, the Casino Operations, the Premises and such part of the Integral Properties and Assets as are owned or used by PGE, and the business conducted thereon, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Last Chance, and there are no other agreements with any third parties. PGE has performed in all material respects all obligations required to be performed by it under each such assumed Equipment Leases and Contract and each Participation Agreement and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay, non-performance, termination, modification or acceleration or maturity or performance by PGE or by any other party thereto. Other than as contemplated herein, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to PGE under current or completed agreements, contracts or commitments which constitute the assumed Equipment Leases and Contracts, and the Participation Agreements. All assumed Equipment Leases and Contracts, and the Participation Agreements, have been entered into in the ordinary course of business and have been entered into without the commission of any act or any consideration having been paid or promised that is or would be in violation of any applicable federal, state or local statutes, ordinances, rules, regulations, permits, licenses or other authorizations. All necessary consents to the assignment of the Equipment Leases and Contracts, and the Participation Agreements, listed on Exhibit 19 have been obtained and shall be delivered to Last Chance at or before the Closing.

            (s) Permits. PGE possesses or has obtained all material licenses, permits, certificates, approvals, easements, and rights-of-way, and proofs of dedication, required from any and all Governmental Authorities having jurisdiction over the Casino Operation, Acquired Assets, Premises and such part of the Integral Properties and Assets as are owned or used by PGE, or from private parties for the use and operation of the Casino Operation, Acquired Assets, Premises or such part of the Integral Properties and Assets as are owned or used by PGE, to assure the provision of legally required parking and vehicular and pedestrian ingress to and egress from the Premises and such part of the Integral Properties and Assets as are owned or used by PGE at all access points currently being used.

            (t) No Construction Contracts. As of the Closing Date, there will be no outstanding contracts made by PGE for the construction or repair of any improvements to the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets as are owned or used by PGE, including construction on the RV park property, which have not been fully performed and paid for and PGE shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to or for the Casino Operation, Acquired Assets, the Premises, and such part of the Integral Properties and Assets as are owned or used by PGE, including, without limitation, the RV Park Property, prior to the Closing Date. PGE's obligations hereunder shall survive the closing with respect to mechanic's and materialmen's liens based on work performed or materials supplied prior to the Closing.

            (u) Insurance Matters. PGE has not received any written notice from any insurance carrier of any defects or inadequacies in the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets, or any portion thereof, which would materially and adversely affect the insurability thereof or the cost of such insurance. Except as set forth on Schedule 4(u), there are no pending insurance claims.

            (v) Legal Proceedings. Except as set forth in Schedule 4(v), there are no, and during the last three years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) involving or affecting PGE or any assets or properties of PGE, or any directors, officers or shareholders of PGE or, any employee of or vendor to PGE, before or by any court, government, governmental agency or instrumentality (federal, state, local or foreign), or before an arbitrator of any kind. Except as described in
Schedule 4(v), no such pending claim, action, suit, proceeding or investigation, if determined adversely, would either individually or in the aggregate result in a liability in excess of $7,500 in the case of any single action or $10,000 in the case of all such actions or in the aggregate or could result in the loss or diminution of any benefit or privilege presently available to or enjoyed by PGE that would otherwise be transferable to Last Chance hereunder. Except as described in Schedule 4(v), no such claim, action, suit, proceeding or investigation is presently threatened or contemplated. There are no unsatisfied judgments, penalties or awards against or affecting PGE or any of its assets or properties. Except as disclosed in Schedule 4(v), there is no order or other decision entered, issued, made or rendered by any court, arbitrator, government or governmental agency or instrumentality to which either PGE or any of their assets or properties is subject. Neither PGE nor any officer, director, trustee or employee of PGE is subject to any order that prohibits such officer, director, trustee or employee from engaging in or continuing any conduct, activity or practice relating to the Casino Operation.

            (w) Complimentaries; Clubs. PGE is not, and will not be, committed to any slot-club liability or any complimentary arrangement for food or beverage or lodging for any guest or customer as of the Closing Date or any period thereafter, which has not been taken into account in determining its "current liabilities," in accordance with GAAP consistently applied.

            (x) Customer Database. Neither PGE, nor any employee, representative, affiliate, agent, officer or director of PGE has delivered, nor shall PGE knowingly permit any employee, representative, agent, officer or director of PGE to deliver, PGE's customer database file or records to a third party (other than mailing houses to process such information on behalf of PGE) or allow a third party access to PGE's customer database files and records. PGE's customer database files and records are updated and maintained by PGE regularly and shall be updated and maintained by PGE through the Closing Date in accordance with past practice.

            (y) Tradenames. Attached as Exhibit 26 to this Agreement is an Assignment of all Tradenames, owned by PGE or in which PGE has a right, license, or for which PGE has made application. PGE has not infringed, and by its use of the Tradenames is not infringing on, any United States or state trade name, trademark or copyright belonging to any other person, firm or corporation, and the use of the Tradenames by Last Chance will not conflict with, infringe on or otherwise violate the rights of others.

            (z) Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Last Chance by or on behalf of PGE in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

            (aa) WARN Act Representation and Warranty. PGE hereby represents to Last Chance that it does not employ the requisite number of employees to require notification pursuant to the WARN Act. In the event employee notification is required pursuant to the WARN Act, PGE shall be responsible for providing all notices required under the WARN Act, if any, and to the extent required in connection with all employee terminations of PGE's employees, and shall be solely responsible for, and will hold all Last Chance Indemnified Persons harmless from, any WARN Act liability arising as a result of any employee termination or want of required notice.

            (bb) Unregistered Securities. PGE understands that the Common Stock has not been registered under the Securities Laws in reliance upon an exemption from registration accorded for nonpublic offerings. PGE further recognizes that the Common Stock may not be sold unless the Common Stock and the transaction in which the Common Stock is to be sold have been registered under the Securities Laws or an exemption from registration is available for such sale. PGE accepts that the Common Stock will each bear a legend to that effect.

Further, PGE recognizes that neither Last Chance nor The Sands Regent has made any representations as to registration of the Common Stock under the Securities Laws.

            (cc) Securities Received are Acquired for Own Account. PGE hereby confirms that the Common Stock will be acquired for investment for PGE's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that PGE has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, PGE further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Common Stock. PGE represents that it has full power and authority to enter into this Agreement. PGE has not been formed for the specific purpose of acquiring the Common Stock (other than the general purpose of making investments in portfolio companies including, but not limited, to those of Last Chance or its parent company).

            (dd) Accredited Investor. PGE is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

            (ee) Two Year Restriction on Transfer of Securities. PGE hereby represents and warrants that it will not attempt to sell, offer for sale, pledge or hypothecate the Common Stock for two years from the date of issuance. Within sixty (60) days following Closing, PGE may make a one time transfer of the Common Stock to each of Peter Stremmel, Steve Stremmel or Robert J. Medeiros, which shall be subject to all of the conditions and restrictions set forth in this Agreement, PROVIDED THAT such individuals are Accredited Investors and execute any and all agreements or other documents, in form satisfactory to The Sands Regent, that may be necessary in order to insure their compliance with Sections 4(bb), (cc), (dd), (ee), (ff), (gg) and (hh).

            (ff) Legends. PGE hereby consents and agrees that The Sands Regent may imprint on any certificate evidencing the Common Stock an appropriate legend or notification to the effect that such shares are not freely transferable and may be transferred only in compliance with applicable Securities Laws. PGE further consents and agrees that The Sands Regent may give appropriate "stop order" instructions in this regard to any transfer agent for the Common Stock. PGE understands that the Common Stock may bear one or more legends in substantially the following form:

                (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTION OF SALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED FOR A PERIOD OF TWO YEARS FROM THE DATE OF ISSUANCE, UNLESS OTHERWISE REQUIRED BY A GOVERNMENT AUTHORITY WITH JURISDICTION OVER THE PARTIES. FURTHERMORE, THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO PGE THAT SUCH REGISTRATION IS NOT REQUIRED";

                (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate bearing the legend required by Section 4(ff)(i);

                (iii) Any other legend required by the Nevada Gaming Authorities, including but not limited to:

                    (A) "THE CERTIFICATE, THE STOCK OF THE CORPORATION EVIDENCED THEREBY AND THE RIGHTS OF THE HOLDER THEREOF ARE SUBJECT TO ALL RESTRICTIONS AND ORDERS PRESENTLY OR HEREAFTER IMPOSED BY THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION AND THE STATE GAMING CONTROL BOARD ISSUED PURSUANT THERETO, AS MAY BE IN EFFECT FROM TIME TO TIME."; and

                    (B) "BENEFICIAL OWNERS OF THE VOTING SECURITIES ISSUED BY THIS CORPORATION ARE SUBJECT TO THE REGULATORY PROVISIONS OF THE NEVADA GAMING CONTROL ACT (NRS 463.010 ET SEQ.) AND THE REGULATION OF THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS A BENEFICIAL OWNER OF SUCH SECURITIES TO BE UNSUITABLE TO HOLD SUCH SECURITIES, THE BENEFICIAL OWNER MUST DISPOSE OF THE SECURITIES. THE LAWS AND GAMING REGULATIONS OF THE STATE OF NEVADA RESTRICT THE RIGHTS OF A BENEFICIAL OWNER UNDER CERTAIN CIRCUMSTANCES (i) TO RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITIES, OR
(ii) TO EXERCISE DIRECTLY OR INDIRECTLY ANY VOTING RIGHTS CONFERRED BY SUCH SECURITIES; OR (iii) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE CORPORATION FOR SERVICES RENDERED OR OTHERWISE."

            (gg) Negotiation; Access to Information. The terms of PGE's purchase of the Common Stock were established by negotiations between PGE and Last Chance's representatives, and in connection therewith, PGE was given access to the relevant information it requested concerning The Sands Regent's condition and operations, and the opportunity to ask questions of and receive answers from The Sands Regent's representatives. PGE is knowledgeable and experienced in financial and business matters and, on the basis of the information it received concerning The Sands Regent's condition and operations, PGE is in a position to make an informed investment decision concerning its investment in the Common Stock and the risks attending such investment. Further, in light of its financial position, PGE is able to bear the economic risks of investment in the Common Stock.

            (hh) Compliance; Indemnity. PGE hereby expressly promises not to offer for sale or sell, assign, encumber or dispose of any interest in any of the shares of Common Stock, except in compliance with the Securities Act of 1933, as amended and the Exchange Act and other applicable securities laws and regulations, including those of the State of

Nevada. PGE hereby promises to indemnify Last Chance Indemnified Persons from and against any and all liabilities, losses, damages and expenses (including reasonable attorney fees) arising (directly or indirectly) from or in connection with PGE's disposition of any of the Common Stock, or any interest therein, in violation of (or allegedly in violation of) applicable securities laws or regulations, including all such expenses incurred in connection with the defense against any such claim.

            (ii) Actions Affecting Common Stock Value. PGE represents, warrants and agrees to, and shall cause each of its representatives (in their capacity as a representative of PGE) to refrain from, engaging in transactions that are designed to, or have the effect of stabilizing, maintaining or otherwise affecting the Common Stock Value.

            (jj) Banks. Attached as Exhibit 31 is a list of all banks and other institutions, persons, associations or entities with which PGE has an account, loan, line of credit, investment, instrument of deposit, safe deposit box or other banking or investment relationship, specifying account numbers, balances, agreement terms and such other information as Last Chance may reasonably request.

            (kk) Volume of Exhibits and Schedules. All Exhibits and Schedules under this Agreement are incorporated herein by reference and will be bound by PGE in a separate volume (the "Volume of Exhibits and Schedules") together with an index thereof and a certificate (the "Certificate of Completion") executed by PGEs representing and warranting that the Volume of Exhibits and Schedules contain true and complete Exhibits and Schedules as called for in this Agreement. PGEs shall have until four (4) days prior to the Closing Date, to complete the preparation of the Volume of Exhibits and Schedules and deliver it to Last Chance. PGEs may deliver the Volume of Exhibits and Schedules in installments of less than all the Exhibits and Schedules, but PGEs covenant and agree that all Exhibits and Schedules shall be delivered and certified to Last Chance no later than four (4) days prior to the Closing Date. All Exhibits and Schedules, whether delivered upon execution hereof or hereafter delivered, shall be dated effective as of the date of this Agreement and this Agreement shall be fully effective and enforceable as of such date notwithstanding delivery of such Exhibits and Schedules subsequent to such date or the breach by PGEs of their covenant set forth above to deliver and certify such Exhibits and Schedules; provided, that performance of such covenant shall remain a condition of Last Chance's obligations hereunder as provided below. If PGEs elect to deliver the Volume of Exhibits and Schedules in installments, PGEs shall bind and index all the Exhibits within fifteen (15) days following the Closing Date, and an additional Certificate of Completion shall be executed with respect to the final bound version.

            (ll) Continued Accuracy. PGE shall use all reasonable efforts to cause its representations and warranties set forth in this Section 4 to be true and correct on and as of the Closing Date.

            (mm) No Merger. None of the representations or warranties made in this Agreement shall merge into any instrument or conveyance delivered at Closing, and all such representations and warranties shall survive the Closing.

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF LAST CHANCE.

            Last Chance represents and warrants to PGE that each of the following representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct as of the Closing Date:

            (a) Good Standing; Binding Documents. Last Chance is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is not insolvent. This Agreement has been, and all the documents to be delivered by Last Chance to PGE at the Closing will be, duly authorized, executed and delivered by the signatories hereto, and in the case of the documents to be delivered will be, legal and binding obligations of the signatories thereto enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting rights of contracting parties generally), and do not, and in the case of the documents to be delivered will not, violate any provisions of any agreement to which Last Chance is a party or to which it is subject. There are no pending, or to Last Chance's knowledge, threatened legal proceedings or actions against Last Chance that could impair Last Chance's ability to perform its duties and obligations under this Agreement or any agreement to be entered into or delivered by Last Chance in connection with this Agreement.

            (b) Notification of Change. Last Chance shall promptly notify PGE of any event or circumstance which makes any representation or warranty of Last Chance to PGE under this Agreement materially untrue or misleading or any covenant of Last Chance under this Agreement incapable of being performed.

            (c) Liquor, Gaming and Lottery Licenses. Last Chance shall, at its own expense, forthwith apply for and diligently pursue the issuance of liquor licenses and nonrestricted gaming licenses from the Nevada Gaming Authorities and from all other Governmental Authorities having jurisdiction for the conduct by Last Chance of Last Chance's contemplated gaming, restaurant and bar business at the Premises from and after the Closing Date. The applications shall comply with the requirements of the Nevada Gaming Control Act and the regulations promulgated thereunder and other laws and regulations as applicable. Last Chance shall take all reasonable actions to obtain approval of the nonrestricted gaming licenses from the Nevada Gaming Authorities and shall diligently and in good faith process its applications and avoid taking any action that would delay the investigation and processing thereof by the Nevada Gaming Authorities and other appropriate Governmental Authorities and shall avoid any delays in scheduling the applications for hearing before the Nevada Gaming Authorities. PGE shall cooperate fully and in good faith with Last Chance, as and to the extent Last Chance may reasonably request, in processing the application and PGE shall execute and deliver all certificates, instruments and documents as Last Chance may reasonably request in connection therewith.

        Immediately following initiation of the process for the approval of a transfer of ownership by California Prospectors, L.L.C., Last Chance, as the proposed acquirer of all membership interests in California Prospectors, L.L.C., shall, at its own expense, forthwith apply for and diligently pursue the approval of the membership transfer or the grant of authorization to contract with the California State Lottery as a Lottery Game Retailer, as required by the regulations of the California State Lottery Commission and from all other Governmental Authorities having jurisdiction for the conduct by Last Chance of its contemplated lottery business through California Prospectors, L.L.C. and shall diligently and in good faith process its applications and avoid taking any action that would delay the investigation and processing thereof. PGE shall and shall cause California Prospectors, L.L.C. to cooperate fully and in good faith with Last Chance, as and to the extent Last Chance may reasonably request, in processing the application and PGE and California Prospectors, L.L.C. shall execute and deliver all certificates, instruments and documents as Last Chance may reasonably request in connection therewith.

            (d) Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to PGE by or on behalf of Last Chance in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

            (e) Continued Accuracy. Last Chance shall use all reasonable efforts to cause its representations and warranties set forth in this Section 5 to be true and correct on and as of the Closing Date.

            (f) Actions Affecting Common Stock Value. Last Chance represents, warrants and agrees to, and shall cause each of its representatives (in their capacity as a representative of Last Chance) to refrain from, engaging in transactions that are designed to, or have the effect of stabilizing, maintaining or otherwise affecting the Common Stock Value.

        5A. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SANDS REGENT.

            The Sands Regent hereby represents, warrants and covenants to PGE that, except as set forth on a Schedule of Exceptions attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            (a) Organization, Good Standing and Qualification. The Sands Regent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Sands Regent is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business and properties. The Sands Regent is a publicly traded company on the NASDAQ National Market-Small Cap Exchange. The Sands Regent is duly authorized to issue the Common Stock to the PGE as contemplated in this Agreement.

            (b) Capitalization. The authorized capital of The Sands Regent consists of:

                (i) 5,000,000 shares of preferred stock, at a $0.10 par value, none of which are issued and outstanding.

                (ii) 20,000,000 shares of common stock, at a $0.10 par value, of which:

                    (A) 6,928,722 shares are issued as of June 30, 2001 of those:

                    (B) 2,403,000 are treasury shares, and

                    (C) 4,525,722 are issued and outstanding, duly authorized, fully paid and nonassessable and are issued in compliance with all applicable federal and state securities laws.

            (c) Valid Issuance of Securities. The Common Stock that is being issued to PGE pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Common Stock will also be stock not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and as such subject to restrictions on transfer under applicable state and federal securities laws.

6.      CONDITIONS PRECEDENT TO CLOSING.

            (a) Last Chance's Conditions Precedent. The following shall be conditions precedent to Last Chance's obligation to consummate the purchase and sale transaction contemplated herein ("Last Chance's Conditions Precedent"):

                (i) All representations and warranties of PGE in Section 4 shall be true and correct as of the Closing Date and all agreements, covenants and obligations of PGE under this Agreement to be performed or complied with on or before the Closing shall have been performed or complied with and PGE shall have executed and delivered to Last Chance a certificate to that effect in the form attached as Schedule 6(a)(i) hereto ("PGE's Certificate").

                (ii) PGE shall have timely delivered to Last Chance a full and accurate list and reasonably complete details concerning each item described in
Section 3(c) and a copy of each document within the possession or control of PGE or any Affiliate, agent or related party of PGE.

                (iii) No material breach or default by PGE shall have occurred hereunder that has not been cured to Last Chance's reasonable satisfaction. Last Chance shall provide PGE with written notice of any material breach or default by PGE promptly upon Last Chance's discovering that such breach or default exists.

                (iv) The applicable waiting periods, if any, under 15 USC
Section 18(a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") shall have expired or been terminated.

                (v) The Nevada Gaming Authorities shall have determined that Last Chance is a suitable purchaser of the Casino Operation and shall have approved the sale of the Casino Operation and shall have licensed Last Chance and those officers, directors and key employees required to be licensed by Chapter 463 of the Nevada Revised Statutes or the Nevada Gaming Authorities as a condition of commencing Casino Operations, to assume control and operation of the Casino Operation as of the Closing Date. Approvals from all other applicable counties, cities and other municipalities having jurisdiction over the gaming and liquor operations on the Premises shall have been obtained. No certificate of occupancy or any liquor or gaming license shall have been revoked or suspended by the responsible governmental agency.

                (vi) The California State Lottery Commission shall have determined that Last Chance is a suitable person to acquire all of the ownership interests in and to California Prospectors Ltd., and shall have issued all licenses or approvals necessary to the continued operation of the California Lottery Station by California Prospectors Ltd. as of the Closing Date. The Nevada Gaming Authorities shall have determined that the operation of the California Lottery Station by an Affiliate of Last Chance does not constitute an unsuitable method of operation by Last Chance as a Nevada gaming licensee. Approvals from all other Governmental Authorities having jurisdiction over the California Lottery Station shall have been obtained. No certificate of occupancy or license necessary to the operation of the California Lottery Station shall have been revoked or suspended by the responsible Governmental Authority.

                (vii) PGE shall have executed and delivered to Last Chance at the Closing the documents which it is required to execute and deliver pursuant to Section 8.

                (viii) Each of the Integrated Agreements, together with all documents required thereby, shall have been executed by all of the parties thereto other than Last Chance and shall have been delivered to Last Chance on or before the Closing.

                (ix) PGE shall have delivered to Last Chance: (A) an estoppel certificate executed and acknowledged by the tenant under the Jack-in-the-Box Lease that the lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, and whether, to the best of tenant's knowledge, PGE is in default under the lease (and, if so, specifying the nature of the default), and that the Jack-in-the Box Lease constitutes the entire agreement between PGE and the tenant; and (B) an estoppel certificate executed and acknowledged by ARCO Products Company, a division of Atlantic Richfield Company, that the ARCO Petroleum Agreements are unmodified and in full force and effect (or in full force and effect as modified, listing the instruments of modification), that PGE has satisfied all payment obligations under the ARCO Petroleum Agreements which are due and payable prior to the closing(or, if in default, specifying the dates and amounts thereof) and whether, to the best of ARCO's knowledge, PGE is in default under the ARCO Petroleum Agreements (and, if so, specifying the date and nature of the default), and that the ARCO Petroleum Agreements constitute the entire agreement between PGE and ARCO.

                (x) PGE shall have assigned the Equipment Leases and Contracts, the Participation Agreements, the ARCO Petroleum Agreements, the Jack-in-the-Box Lease, and Tradenames to Last Chance and shall have obtained the written consent to assignment from each party other than PGE to all such agreements and shall have obtained from Foodmaker, Inc. and ARCO Products Company, a division of Atlantic Richfield Company, waivers of their respective rights of first refusal.

                (xi) PGE shall have executed the Gold Ranch Bill of Sale and shall have delivered same to Last Chance at the Closing.

                (xii) Last Chance shall have received the legal opinion of Lemons, Grundy & Eisenberg, Chartered, a Nevada professional corporation, in the form attached hereto as Schedule 6(a)(xii).

                (xiii) The Closing shall not directly or indirectly (with or without notice or lapse of time), violate, contravene, materially conflict with or result in a violation of any law and shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, proceeding or investigation shall have been brought or threatened by any Person (other than Last Chance or an affiliate of Last Chance) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

                (xiv) The Casino Operation, Acquired Assets and the Premises shall be eligible for a nonrestricted gaming license and shall be exempt from the provisions of NRS 463.1605.

                (xv) No actual or threatened litigation or governmental investigation or proceeding to enjoin, or challenging the asset purchase contemplated herein.

                (xvi) All necessary consents shall have been delivered by PGE to Last Chance.

                (xvii) PGE and the shareholders of PGE shall have entered into a Non-Compete Agreement in the form attached hereto as Exhibit 32.

                (xviii) In the event that Last Chance has elected to refinance the Debt, (A) the arrangement by Last Chance, on terms satisfactory to it in its sole discretion, of the financing necessary to fund the proposed asset acquisition herein and provide for the contemplated capital needs of Last Chance after closing and (B) the payoff of all indebtedness of PGE, other than the Assumed Debt, and the release of any liens securing the indebtedness, other than debt included in Working Capital.

                (xix) In the event that Last Chance has elected to assume the ARCO debt, (A) the receipt of the appropriate lender approvals and (B) the release of any liens securing the ARCO debt and the release of any guarantors of the ARCO debt.

                (xx) There shall have been no material adverse change in the business or prospects of PGE.

                (xxi) The receipt by Last Chance of the opinion of a financial advisor chosen by Last Chance of the fairness of the Purchase Price to Last Chance.

                (xxii) The receipt by Last Chance of a CLTA preliminary title reports for the Integral Properties and Assets, excluding the real property burdened by the Sign Easement, subject only to the Approved Exceptions.

                (xxiii) The execution of an employment agreement between Last Chance and Rob Medeiros in a form and substance reasonably acceptable to Last Chance.

                (xxiv) A determination of the Common Stock Value acceptable to both Last Chance and PGE and attached as Exhibit 28 hereto.

                (xxv) Delivery of the Volume of Exhibits and Schedules and Certificate of Completion.

        Each of Last Chance's Conditions Precedent may be waived in whole or in part by Last Chance by written notice to PGE and at Closing all Last Chance's Conditions Precedent set forth herein shall either be satisfied or so waived. PGE shall use all reasonable efforts to ensure that Last Chance's Conditions Precedent are satisfied prior to the Closing Date contemplated hereunder.

            (b) PGE's Conditions Precedent. The following shall be conditions precedent to PGE's obligation to consummate the purchase and sale transaction contemplated herein (the "PGE's Conditions Precedent"):

                (i) Last Chance shall have delivered the Purchase Price comprised of cash, Common Stock and the Note, subject to the prorations and adjustments provided for in this Agreement.

                (ii) All representations and warranties of Last Chance in
Section 5 and The Sands Regent in Section 5A shall be true and correct as of the Closing Date and all agreements, covenants and obligations of Last Chance under this Agreement to be performed or complied with on or before the Closing Date shall have been performed or complied with and Last Chance shall have executed and delivered to PGE a certificate to such effect in the form attached at
Schedule 6(b)(ii) hereto ("Last Chance's Certificate").

                (iii) No material breach or default by Last Chance shall have occurred hereunder that has not been cured to PGE's reasonable satisfaction. PGE shall provide Last Chance with written notice of any material breach or default by Last Chance promptly upon PGE discovering that such breach or default exists.

                (iv) The Closing shall not directly or indirectly (with or without notice or lapse of time), violate, contravene, materially conflict with or result in a violation of any law and shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, proceeding or investigation shall have been brought or threatened by any Person (other than PGE or an affiliate of PGE) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

                (v) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

                (vi) Last Chance shall have executed and delivered to PGE at the Closing the documents which it is required to so execute and deliver pursuant to
Section 9.

                (vii) PGE shall have received the legal opinion of Bible, Hoy & Trachok, a Nevada professional corporation in the form attached hereto as
Schedule 6(b)(vii).

                (viii) The Nevada Gaming Authorities shall have determined that Last Chance is a suitable purchaser of the Casino Operation and shall have approved the sale of the Casino Operation and shall have licensed Last Chance and those officers, directors and key employees required to be licensed by Chapter 463 of the Nevada Revised Statutes or the Nevada Gaming Authorities, as a condition of commencing Casino Operations, to assume control and operation of the Casino Operation as of the Closing Date. Approvals from all other applicable counties, cities and other municipalities having jurisdiction over the gaming and liquor operations on the Premises shall have been obtained. No certificate of occupancy or any liquor or gaming license shall have been revoked or suspended by the responsible governmental agency.

                (ix) The California State Lottery Commission shall have determined that Last Chance is a suitable person to acquire all of the ownership interests in and to California Prospectors Ltd., and shall have issued all licenses or approvals necessary to the continued operation of the California Lottery Station by California Prospectors Ltd. as of the Closing Date. The Nevada Gaming Authorities shall have determined that the operation of the California Lottery Station by an Affiliate of Last Chance does not constitute an unsuitable method of operation by Last Chance as a Nevada gaming licensee. Approvals from all other Governmental Authorities having jurisdiction over the California Lottery Station shall have been obtained. No certificate of occupancy or license necessary to the operation of the California Lottery Station shall have been revoked or suspended by the responsible Governmental Authority.

                (x) Last Chance shall have executed and delivered to PGE at the Closing the documents which it is required to execute and deliver pursuant to
Section 9.

                (xi) Each of the Integrated Agreements, together with all documents required thereby, shall have been executed by Last Chance and shall have been delivered to PGE on or before the Closing.

                (xii) The Casino Operation, Acquired Assets and the Premises shall be eligible for a nonrestricted gaming license and shall be exempt from the provisions of NRS 463.1605.

                (xiii) No actual or threatened litigation or governmental investigation or proceeding to enjoin, or challenging the asset purchase contemplated herein shall have been brought against Last Chance.

                (xiv) Evidence reasonably satisfactory to PGE that the Debt has been or will be, at the Closing, assumed and/or refinanced.

                (xv) Last Chance shall have obtained all necessary approvals to collect and remit sales tax to the state of Nevada and shall have arranged for unemployment insurance and workers compensation insurance to be effective immediately upon the Closing.

        Each of PGE's Conditions Precedent may be waived in whole or in part by PGE by written notice to Last Chance and at Closing, all PGE's Conditions Precedent set forth herein shall either be satisfied or so waived. Last Chance shall use all reasonable efforts to ensure that such PGE's Conditions Precedent are satisfied prior to the Closing Date contemplated hereunder.

            (c) Mutual Conditions Precedent.

                (i) Prior to execution hereof, Last Chance and PGE shall have agreed upon and executed a joint certificate generally allocating the Purchase Price among the Acquired Assets, the Integral Properties and Assets and the Integrated Agreements, as set forth in Exhibit 33; provided however that Exhibit 33 may be modified by mutual agreement of the parties prior to Closing if, based on additional information coming to the attention of the parties, such modification is appropriate. Last Chance and PGE acknowledge that such allocation shall have been arrived at by arm's length negotiation, and Last Chance and PGE hereby agree, subject to the requirements of Section 1060 of the Code, and the Treasury Regulations promulgated thereunder, in good faith to endeavor to report consistently, in any tax return completed or filed by such party, the sale of the Acquired Assets pursuant to this Agreement in accordance with the allocation. PGE shall provide to Last Chance, and Last Chance shall provide to PGE, all information for Part 1 of U.S. Treasury Department Form 8594 which will enable Last Chance and PGE each to make, in a timely manner, all filings (including supplemental filings) deemed appropriate by PGE or Last Chance pursuant to Section 1060 of the Code, and the Treasury Regulations promulgated thereunder. All information provided by PGE and Last Chance in compliance with this paragraph shall be complete and accurate in all respects.

                (ii) Within 30 days after the date of this Agreement, Last Chance and PGE shall, if required, prepare and file proper notification forms and affidavits in compliance with the HSR Act. Last Chance and PGE shall each pay one-half of all fees payable to Governmental Authorities in connection with such filings. If, following the filing of such forms, any Governmental Authority shall challenge the transaction contemplated hereby, or request additional filings or information, Last Chance and PGE shall take preliminary steps to attempt to ascertain the nature of the challenge and the likelihood that the Governmental Authority will permit the transaction contemplated hereby to proceed notwithstanding the challenge. After taking such preliminary steps, neither Last Chance nor PGE shall have any obligation to contest such challenge or make or provide any such filing or information, and each shall be entitled, at its option, to withdraw its filing and terminate this Agreement.

                (iii) Upon the failure of Closing to occur on the Closing Date by reason of the failure of any Condition Precedent, each of the Integrated Agreements shall be of no force or effect.

            (d) As used herein, the term "Condition Precedent" shall refer to any of Last Chance's Conditions Precedent or PGE' Conditions Precedent or the Mutual Conditions Precedent.

7.      COVENANTS OF PGE.

        PGE hereby covenants to Last Chance, as follows:

            (a) Prior to the Closing, PGE shall not, and shall assure that its Affiliates do not execute any new material leases, nor terminate, renew, amend or modify any existing lease without Last Chance's prior written consent. Last Chance's consent to any such matter shall be deemed given by Last Chance if Last Chance fails to respond to PGE's written request for such consent within twenty
(20) business days after Last Chance's receipt thereof.

            (b) Prior to the Closing, PGE shall not, and shall assure that its Affiliates do not, without the prior written consent of Last Chance, which consent shall not be unreasonably withheld or delayed: (i) enter into any new contract with respect to the Premises, the Acquired Assets, the Casino Operation or the Integral Properties and Assets, which will survive the Closing, nor (ii) renew, amend or modify any assumed contract (provided PGE or its Affiliates may amend or modify any assumed contract in the ordinary course of business and such amendment or modification does not give rise to any additional obligation that would be assumed by Last Chance that exceeds Five Thousand and no/Dollars ($5,000) for a single assumed contract and Ten Thousand and no/Dollars ($10,000) in the aggregate for all assumed contracts, and provided all such assumed contracts remain terminable by PGE and its successors upon no more than thirty
(30) days notice to the other party thereunder). Last Chance's consent to any such matter shall be deemed given by Last Chance if Last Chance fails to respond to PGE's or its Affiliates' written request for such consent within twenty (20) business days after Last Chance's receipt thereof; provided however, nothing in this subsection shall prevent PGE from leasing, purchasing or acquiring Gaming Devices, by installment contract or otherwise, or entering into Participation Agreements with respect thereto, if deemed by PGE to be in the best interest of the Casino Operation.

            (c) The existing insurance policies, or equivalent coverage, shall remain continuously in force until the Closing.

            (d) At all times prior to the Closing, PGE shall and shall cause its Affiliates to, operate, and manage the Premises, the Casino Operation, Acquired Assets and the Integral Properties and Assets, in a manner consistent with their past practices and the provisions of this Agreement and the Integrated Agreements, shall maintain present services, shall maintain the Casino Operation, Acquired Assets, Premises and the Integral Properties and Assets, in good repair and working order, and shall perform in all material respects when due all of PGE's obligations under any Equipment Leases and Contracts and all Participation Agreements and otherwise in accordance in all material respects with applicable permits, licenses and laws, ordinances, rules and regulations affecting the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets. PGE shall and cause its Affiliates to, in the ordinary course of business of operating the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets, replace any inventory or supplies that are depleted, and any inventory, furniture, fixtures, equipment or supplies that are damaged, become obsolete or inoperable in the ordinary course of business after the date hereof. Except as otherwise provided herein, PGE shall, and shall cause its Affiliates to, deliver the Casino Operation, Acquired Assets, the Premises and the Integral Properties and Assets, to Last Chance at the Closing in substantially the same condition as at the Effective Date, normal wear and tear excepted. None of the Acquired Assets shall be removed from the Premises, unless replaced by assets of equal or greater utility and value.

            (e) PGE shall maintain its books and records in accordance with past practices, shall pay all bills and invoices for labor, goods, materials and services of any kind relating to the Casino Operation, Acquired Assets, the Premises and that part of the Integral Properties and Assets owned or used by PGE, and employee salary, worker's compensation and other accrued benefits, together with all applicable payroll taxes, that become due and payable during the period prior to the Closing.

            (f) After the date hereof and prior to the Closing, no part of the Casino Operation, Acquired Assets, the Premises or that part of the Integral Properties and Assets owned or used by PGE, or any interest therein, will be voluntarily or involuntarily alienated, liened, or otherwise transferred or encumbered.

            (g) PGE shall not take any action, fail to take any action or permit any event to occur which would breach any of its covenants contained herein or cause any of its representations or warranties to be untrue if made immediately after such event or which would have been required (or result in any situation which would be required) to be disclosed hereunder had such action or inaction been taken or failed to have occurred or had such event occurred prior to the date hereof. PGE shall notify Last Chance of any material change in any condition with respect to the Casino Operation, Acquired Assets or the Premises, or the Integral Properties and Assets or any event or circumstance which makes any representation or warranty of PGE under this Agreement or any warranty of PGE or its Affiliates under the Integrated Agreements untrue or misleading, or any covenant of PGE under this Agreement or any covenant of PGE or its Affiliates under the Integrated Agreements, incapable or less likely of being performed promptly after PGE become aware thereof.

            (h) On the Closing Date, PGE shall deliver possession of the Premises to Last Chance under the Gold Ranch Casino Lease free of any tenants other than under the Jack In The Box Lease.

            (i) There will not be any material change in the compensation and benefits of any personnel employed in the Casino Operation except for changes in the ordinary course of business consistent with past practice.

            (j) From and after the Effective Date of this Agreement and until the Closing, neither PGE, its Affiliates, nor other agents retained by or acting on behalf of PGE or its Affiliates, shall, directly or indirectly, solicit, initiate or encourage, or enter into any agreement with, or hold discussions with, any corporation, partnership, person or other entity or group (other than Last Chance) seeking to make a proposal regarding a sale or purchase of the Acquired Assets, Casino Operation, Premises or the Integral Properties and Assets, the equity interests of PGE or its Affiliates or a merger, consolidation, sale, business combination, strategic alliance or purchase of assets or other similar transaction involving PGE or its Affiliates.

8.      PGE'S CLOSING DOCUMENTS.

            On the Closing Date, PGE shall deliver or cause to be delivered to Last Chance the following:

            (a) All Exhibits and Schedules required to be produced by PGE.

            (b) All of the Integrated Agreements duly executed.

            (c) The Assignment of the Jack In The Box Lease with lessee's written refusal to execute its right of first refusal to lease as contained in paragraph 18 of the Jack In The Box Lease and the lessee's written consent to assignment of the lease to Last Chance.

            (d) The Assignment of the ARCO Petroleum Agreements with the consent of ARCO to that assignment and a written refusal by ARCO to execute its right of first refusal as contained within the ARCO Agreements.

            (e) The Gold Ranch Bill of Sale.

            (f) Assignment of Tradenames.

            (g) Assignment of Equipment Leases and Contracts.

            (h) An executed copy of the Escrow Instructions.

            (i) The opinion of Lemons, Grundy & Eisenberg.

            (j) The documents required by Sections 6.

            (k) Assignment of the Participation Agreements.

            (l) An executed copy of the tax allocation schedule in the form attached hereto as Exhibit 34.

            (m) An executed copy of the Non-Compete Agreements in the forms attached hereto as Exhibit 32.

            (n) A PGE's Certificate of Completion executed by PGE pursuant to
Section 4(kk).

            (o) List of accrued employee benefits as of the Closing Date, as contemplated in Section 2.8(f), and found on Exhibit 30.

            (p) Good standing certificate for PGE and California Prospectors, Ltd. from the Secretary of State of Nevada and a Good standing certificate for California Prospectors, Ltd., issued by the State of California.

            (q) Good standing certificates from any jurisdiction where PGE and California Prospectors, Ltd. do business, have employees, have offices or leases or own real property.

            (r) Certified copies of the corporate resolutions of PGE's Board of Directors and shareholders authorizing the execution and delivery of this Agreement, and the other Integral Agreements, and consummation of the transactions contemplated hereunder.

            (s) Tax Clearance Certificate from the Nevada Department of Taxation as required by Section 2.8(a)(iii).

            (t) Any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

            (u) Grant, Bargain and Sale deed conveying to Last Chance the Sign Easement.

9.      LAST CHANCE'S CLOSING DOCUMENTS.

        On or before Closing, Last Chance shall deliver to PGE:

            (a) The Purchase Price, less PGE's share of closing costs and prorations as provided for in this Agreement, payable as follows:

                (i) the payment of Cash as described in Section 2.6(c), by wire transfer of immediately available funds or cashier's check.

                (ii) a stock certificate, with the appropriate legends, from The Sands Regent representing 377,083 shares of Common Stock as provided for in
Section 2.6(c); and

                (iii) the Note as described in Section 2.6(d).

                (iv) Evidence reasonably satisfactory to PGE that the Debt has been or will be assumed and/or refinanced.

            (b) The opinion of Bible, Hoy & Trachok.

            (c) An executed copy of the tax allocation schedule in the form attached hereto as Exhibit 34.

            (d) A Last Chance's Certificate of Completion executed by Last
Chance.

            (e) An executed copy of the Escrow Instructions.

            (f) Copy of duly authorized sales tax certificate for Last Chance or other necessary evidence of Last Chance's authority to collect and remit sales taxes to the state of Nevada.

            (g) Copies of binders or insurance policies showing the acquisition of workers compensation insurance for employees of Last Chance.

            (h) Any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

10.     CONFIDENTIALITY.

        (a) Disclosures. Prior to the Closing Date, Last Chance shall treat as confidential and shall not disclose or use, and will direct its representatives not to disclose or use, to the detriment of PGE, any information with respect to the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets which was obtained by Last Chance as a result of its investigations, or furnished by PGE or its representatives to Last Chance or its representatives at any time or in any manner in connection with the purchase and sale transaction contemplated by this Agreement (the "Transaction"). Upon termination of this Agreement, Last Chance shall either (i) return to PGE all of the information which Last Chance received from PGE during its investigation, or
(ii) immediately destroy all of such information and certify in writing to PGE that it has done so. The confidentiality and non-disclosure obligations contained in this Section 10 shall not apply if, and to the extent that: (a) the information was known to Last Chance prior to the earlier of its investigation or its receipt of such information from PGE, (b) the information is or becomes part of the public domain other than by Last Chance's (or its representatives) direct or indirect act in violation of its nondisclosure obligations under this
Section 10(a), (c) the information is legally disclosed to Last Chance by a third-party not under an obligation of confidentiality to PGE or not in breach of any such obligation, or (d) similar information is independently developed by Last Chance without access to PGE's information. In the event that Last Chance or its representatives are at any time requested or required by any court or any other duly authorized Governmental

Authority (by oral questions, interrogatories, requests for information or documents, subpoena, or similar process) to disclose any of the information from its investigation or received from PGE, Last Chance agrees to provide PGE with prompt notice of such request(s) so that PGE may seek an appropriate protective order and/or waive compliance with the provisions of this Section 10.

        (b) Communications. Prior to the Closing, neither Last Chance nor PGE will (and each will direct its representatives not to) make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding the transaction contemplated by this Agreement or any of the conditions, or other aspects of the transaction; provided, however, that The Sands Regent, Last Chance and PGE may discuss with and provide information regarding the transaction, (i) as required by applicable Securities Laws, (ii) to the media and to stock analysts, investment bankers and other financial analysts, so long as such discussions and the information provided by the disclosing party is within the scope of any press release approved by The Sands Regent, Last Chance and PGE (and such information does not address issues or provide information which was not addressed or provided in such press release), and (iii) to Last Chance's and PGE's respective lenders, attorneys, accountants, advisors and other representatives (provided Last Chance or PGE, as the case may be, concurrently informs all of such persons and entities of the confidential nature of such information). Further, Last Chance shall have the right to contact and provide information regarding the transaction to the Nevada Gaming Authorities, the California Lottery authorities and any other governmental or regulatory authority. If either Last Chance or PGE are required by law to make any disclosures which would otherwise be disallowed by this Section 10, the party intending to make such disclosure must first provide to the other party for review and approval (which shall not be unreasonably withheld or delayed) the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

        The obligations set forth in this Section 10 shall survive the termination of this Agreement.

11.     OTHER COVENANTS OF THE LAST CHANCE AND PGE.

        (a) Costs. Costs and expenses relating to the transaction contemplated by the Integrated Agreements shall be borne and paid as follows:

            (i) All documentary stamp or transfer taxes and fees and recording fees relating to the recording of a memorandum of any of the Integrated Agreements shall be borne and paid equally by Last Chance and PGE.

            (ii) All sales, use or similar taxes, if any, relating to the Casino Operation, Acquired Assets, the Premises or the Integral Properties and Assets shall be paid by PGE and PGE shall deliver a receipt prior to or at Closing from the Nevada Department of Taxation showing that it has paid all sales taxes due and owing.

            (iii) PGE shall have paid all required state unemployment taxes through the date of Closing and shall deliver at Closing a letter to such effect from the Nevada Department of Employment Security.

            (iv) The costs and expenses of Title Company for the escrowing of the monies and documents as contemplated herein and by the Escrow Instructions shall be paid one-half by PGE and one-half by Last Chance.

            (v) The cost of a lessee's policy of title insurance issued to Last Chance by the Title Company shall be shared equally by the parties.

            (vi) Except as otherwise specifically provided in this Agreement, PGE and Last Chance shall bear their own costs and expenses arising out of the negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein including, without limitation, legal and accounting fees and expenses.

        (b) Gaming Taxes and Fees. Last Chance shall be responsible for the payment of all expenses relating to the approval of Last Chance for a non-restricted gaming license for the Casino Operation and the Premises and shall further be responsible for all gaming taxes and fees relating to the transfer of the Acquired Assets to Last Chance which may be assessed by the Nevada Gaming Authorities pursuant to Chapter 463 of the Nevada Revised Statutes or the Regulations promulgated thereunder and all gaming taxes and fees accruing after the Closing Date. PGE shall be responsible for the payment of all costs, fees and expenses relating to the approval of PGE or its Affiliates to participate in the gaming revenue of the Casino Operation under the Gold Ranch Casino Lease.

        (c) Possession.

            (i) PGE shall and shall cause its Affiliates to deliver possession of the Integral Properties and Assets at the Closing.

            (ii) With respect to progressive jackpots, if any, PGE shall be responsible for the accrued liability shown by the progressive meter readings (less resets) on the machines as of the Closing Date and on the books and records of PGE, unless assumed by Last Chance.

            (iii) Last Chance understands that PGE, in the normal course of business, has conducted special events or promotions designed to attract customers to the Casino Operation, one or more of which special events or promotions involved the issuance of discount or other customer entitlement coupons. Last Chance agrees to accept and honor all valid and unexpired discount or entitlement coupons tendered to Last Chance after the Closing Date. PGE shall indemnify Last Chance from all expenses in excess of One Thousand Dollars ($1,000) relating to any promotional discounts and coupons which are issued prior to the Closing Date but redeemed subsequent thereto.

12.     CLOSING; CLOSING DATE.

        Subject to the satisfaction of all terms and conditions set forth in this Agreement, and unless extended pursuant to Section 14 below, the closing of the sale and purchase herein contemplated (the "Closing") shall occur on the Closing Date, at the offices of Bible, Hoy & Trachok, 201 West Liberty Street, Third Floor, Reno, Nevada.

13.     LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION.

        (a) Destruction or Damage. In the event that prior to the Closing Date, the Integral Properties or Assets, or any material part thereof, is destroyed or damaged, Last Chance shall have the right exercisable by giving notice to PGE within thirty (30) days after Last Chance learns of the same, to terminate this Agreement and the other Integrated Agreements. If Last Chance does not elect to so terminate, then Last Chance shall accept the Integral Properties or Assets as to which no notice of termination was given, on the Closing Date, in their then physical condition with no reduction in the purchase prices, rental or other consideration payable by Last Chance and Last Chance shall be entitled to receive (i) an assignment of all of the rights of PGE or its Affiliates to any insurance proceeds payable by reason of the damage or destruction, and PGE and its Affiliates shall execute and deliver to Last Chance a written assignment thereof (together with all rights of PGE and its Affiliates to compromise, settle or adjust any claims to such proceeds) at or prior to the Closing, and
(ii) a credit against the purchase price, rental or other consideration payable by Last Chance for any deductible or self insured retention on any insurance policy or obligated person responsible for such claim, deductible or retention. PGE and its Affiliates shall cooperate with Last Chance and take all reasonable actions requested by Last Chance in order to give effect to and carry out the intent and terms of such assignment provided that in no event shall PGE or its Affiliates be required to incur any cost or expense in doing so (and, subject to the foregoing, PGE and its Affiliates shall be relieved of any further obligation with respect to the collection of such proceeds). PGE and its Affiliates shall not compromise, settle or adjust any claims to such proceeds without Last Chance's prior written consent, and any proceeds received by PGE or its Affiliates prior to the Closing Date shall be deposited into escrow and disbursed to Last Chance at the Closing.

        (b) Condemnation. In the event that prior to the Closing Date, the Integral Properties and Assets or any part thereof, is taken or becomes condemned or becomes the subject of a pending or threatened taking, condemnation or rezoning by any governmental, quasi-governmental or public authority, under Chapter 279 of the Nevada Revised Statutes or otherwise, Last Chance shall have the right to proceed as set forth in this Section 13.

            (i) Last Chance shall have the right exercisable by giving notice to PGE within thirty (30) days after Last Chance learns of the same, to terminate this Agreement and the other Integrated Agreements, in the event that the condemnation or taking is, or would be if consummated, a Material Taking Condition. As used herein, a "Material Taking Condition" shall have occurred in the event that the Integral Properties and Assets, or any portion thereof, is condemned or taken such that (A) access to or egress from the Integral Properties and Assets, or any portion thereof (as such access and egress exists on the date of this Agreement) shall be materially impaired, or (B) Last Chance determines reasonably and in


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


good faith that its plans to develop and operate the Integral Properties and Assets, or any portion thereof, will be materially and adversely affected thereby. Last Chance shall include in any such termination notice Last Chance's good faith explanation supporting Last Chance's determination that a Material Taking Condition has occurred. In the event Last Chance delivers any such termination notice, neither party shall have any further rights or obligations under the Integrated Agreements the subject of such notice.

            (ii) If Last Chance does not terminate the Agreement and/or the other Integrated Agreements pursuant to the foregoing provisions of this Section 13(b), then Last Chance shall be required to proceed to Closing, subject to the other terms and Conditions Precedent set forth in this Agreement, and Last Chance shall accept the Integral Properties and Assets as to which no termination notice was given, on the Closing Date, subject to such condemnation or taking with no reduction in the purchase prices, rental or other consideration payable by Last Chance in which case Last Chance shall be entitled to receive an assignment of all of rights of PGE and its Affiliates to any condemnation, taking awards or proceeds payable with respect to 100% of the present value, as of the condemnation date, of any amount attributable to the market value of the condemned portion of the Integral Properties and Assets and PGE and/or its Affiliates shall execute and deliver to Last Chance a written assignment thereof (together with all of the rights of PGE and/or its Affiliates to compromise, settle or adjust any claims to such awards or proceeds) at or prior to the Closing. Upon delivery of such assignment, PGE and its Affiliates shall cooperate with Last Chance and take all reasonable actions requested by Last Chance in order to give effect to and carry out the intent and terms of such assignment, provided that in no event shall PGE or its Affiliates be required to incur any cost or expense in doing so (and, subject to the foregoing, PGE and its Affiliates shall be relieved of any further obligation with respect to the collection of such awards and proceeds). If Last Chance proceeds under this clause (ii), PGE and its Affiliates shall not compromise, settle or adjust any claims to such awards or proceeds without Last Chance's prior written consent and any awards or proceeds received by PGE and/or its Affiliates prior to the Closing Date shall be deposited in the Closing escrow and disbursed to Last Chance hereunder.

        (c) Notice. PGE and its Affiliates agree to give Last Chance written notice of any condemnation or taking, or threatened condemnation or taking of and any damage or destruction to the Integral Properties and Assets. The provisions of this Section 13 shall survive the Closing.

14.     TERMINATION AND EXTENSIONS.

        (a) Termination.

            (i) Last Chance may terminate this Agreement and the other Integrated Agreements if the result of Last Chance's investigations conducted pursuant to Section 3 discloses any fact or circumstance that makes any of PGE's representations or warranties materially incorrect or inaccurate. Last Chance, at its expense, will immediately engage a reputable engineering firm to perform an industry standard Phase I environmental report on the Premises, which shall include an examination of the structures on the Premises and a report


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


with respect to any asbestos problem. Such report shall be completed as soon as possible. If the results of the report are materially unsatisfactory in Last Chance's reasonable business judgment and if PGE declines to fully satisfy, at its sole expense, the recommendations set forth in the report, including all necessary remediation measures, Last Chance shall have the right to: (A) proceed to Closing on the same terms and conditions set forth in this Agreement, or (B) terminate this Agreement and the other Integrated Agreements without any liability to PGE or its Affiliates.

            (ii) Last Chance or its lender may at PGE's expense engage a reputable firm to conduct a CLTA survey of the Premises. If the survey discloses the existence of easements or other items which, in the Last Chance's reasonable discretion, adversely affect title to or Last Chance's ability to utilize or expand the improvements on the Premises or other defects which materially deviate from the Preliminary Title Report and PGE declines, at its sole expense, to cause such easements to be removed or to cure such defects, Last Chance shall have the right to: (A) proceed to Closing on the same terms and conditions set forth in this Agreement; or (B) terminate this Agreement and the other Integrated Agreements without any liability to PGE or its Affiliates.

            (iii) In the event that Last Chance is unable to obtain the financing necessary to fund the proposed asset acquisition on terms satisfactory to it and is unable to receive the appropriate lender approvals necessary to allow Last Chance to assume the Debt on terms satisfactory to it, Last Chance may terminate this Agreement and the other Integrated Agreements without any further liability to PGE, its owners or the Affiliates of PGE, except as provided in Section 2.6(a).

            (iv) In the event the Common Stock Value is greater than $3.50 per share two days before the Closing Date, PGE may terminate this Agreement and the other Integrated Agreements without any liability to Last Chance.

            (v) In the event the Common Stock Value is less than $2.50 per share two days before the Closing Date, Last Chance may terminate this Agreement and the other Integrated Agreements without any liability to PGE or its Affiliates.

15.     INDEMNIFICATIONS.

        (a) Indemnification by PGE. PGE and PGE's shareholders, jointly and severally, shall indemnify, defend and hold harmless the Last Chance Indemnified Persons against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations, liabilities or diminution in value, whether or not involving a third-party claim (collectively, "Damages"), arising out of, based upon or otherwise in respect of: (i) any third party claim related to the Casino Operation, Acquired Assets, Premises or the Integral Properties and Assets, and arising from any act, conduct or omission of PGE or its Affiliates occurring at any time or times before or on the Closing; or (ii) any liability or obligation of Last Chance as a result of PGE's failure to pay sales taxes, or unemployment compensation, if any, resulting from the sale of assets contemplated by this Agreement.


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


        (b) Indemnification by Last Chance. Last Chance shall indemnify, defend and hold harmless PGE Indemnified Persons against and in respect of any and all damages, arising out of, based upon or otherwise in respect of any third party claim related to the Integral Properties and Assets and arising from any act, conduct or omission of Last Chance or its Affiliates, occurring at any time or times after the Closing.

        (c) Procedure for Indemnification -- Third Party Claims.

            (i) Within 15 days after receipt by an indemnified party of notice of the commencement of any proceeding against it to which the indemnification in this Section 15 relates, such indemnified party shall, if a claim is to be made against an indemnifying party under Section 15, give notice to the indemnifying party of the commencement of such proceeding, but the failure to so notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such proceeding is materially prejudiced by the indemnified party's failure to give such notice.

            (ii) If any proceeding referred to in paragraph (i) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes, unless (A) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(B) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under Section 15 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, If the indemnifying party assumes the defense of a proceeding, without reservation of rights, (I) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (II) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of a violation of laws by the indemnified person (or any affiliate thereof) or any violation of the rights of any entity or person and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (III) the indemnifying party will have no liability with respect to any compromise or settlement of the claims underlying such proceeding effected without its consent (which shall not be unreasonably withheld or delayed). If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within thirty (30) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

            (iii) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, with respect to those issues, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

        (d) Procedure for Indemnification -- Other Claims. A claim for any matter under Section 15(a)(ii) shall be governed by the procedures set forth in
(c) immediately above.

        (e) Limitations and Requirements -- PGE Indemnification. Except as may otherwise expressly be provided in this Agreement and in the absence of fraud or intentional misrepresentation by PGE, no claim for indemnification shall be made unless a claim arises and written notice pursuant to Section 15(c) or 15(d) is delivered to the indemnifying party on or prior to the end of the thirty-sixth month following Closing, except in the case of tax, environmental or ownership of the Acquired Assets claims, which may be brought during the applicable statutory statute of limitations.

        (f) Limitations and Requirements -- Last Chance's Indemnification. Except as may otherwise expressly be provided in this Agreement and in the absence of fraud or intentional misrepresentation by Last Chance, no claim or indemnification arising out of or based upon any representation or warranty pursuant to Section 15(b) shall be made unless a claim arises and written notice pursuant to Section 15(c) is delivered to the indemnifying party on or prior to the end of the thirty-sixth month following Closing.

16.     BROKERS.

        PGE and Last Chance each represent and warrant to the other that no brokerage commission, finder's fee or other compensation is due or payable by reason of either's actions in the transactions contemplated hereby. Each party agrees to indemnify and hold the other harmless from and against any damages incurred by the other by reason of any breach or inaccuracy of the representation and warranty contained in this Section 16. The parties' respective obligations under this Section 16 shall survive the termination of this Agreement.

17.     MISCELLANEOUS.

        (a) Entire Agreement. This Agreement together with the Integrated Agreements constitute a single integrated transaction by and among the parties hereto and thereto and constitute the entire agreement among the parties hereto and thereto the subject matter covered thereby and supersedes all prior agreements between the parties hereto or thereto with respect to the matters contained therein including the Letter of Intent signed by Last


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


Chance's representative on July 16, 2001 and PGE's representative on July 23, 2001 as amended by Amendment To Letter of Intent and Escrow Instructions dated October 4, 2001. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement or with respect to any failure to perform in accordance therewith shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

        (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

        (c) Notices. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other or upon any title company or escrow holder hereunder shall be in writing and delivered by personal service (including express or courier service), by electronic communication whether by e-mail, telegram or telecopying (with confirmed receipt required), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to PGE:           Peter Stremmel, President
                                    Prospector Gaming Enterprises, Inc.
                                    1400 S. Virginia
                                    Reno, Nevada  89502

               With a copy to:      David R. Grundy, Esq.
                                    Lemons, Grundy & Eisenberg
                                    6005 Plumas Street, Suite 300
                                    Reno, Nevada  89509

               If to Last Chance:   Ferenc B. Szony, President
                                    Last Chance, Inc.
                                    345 Arlington Ave.
                                    Reno, Nevada 89501


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


               With a copy to:      David R. Wood, Treasurer
                                    The Sands Regent, Inc.
                                    345 Arlington Ave.
                                    Reno, Nevada 89501

                                            and

                                    Paul A. Bible, Esq.
                                    Bible, Hoy & Trachok
                                    201 West Liberty Street, Third Floor
                                    Reno, Nevada 89501

        Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, one (1) day after the date of confirmed dispatch, if by electronic communication, or on the date shown on the return receipt or other evidence of delivery, if mailed.

        (d) No Other Representations. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

        (e) Saving Clause. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision which is not so material that it comprises the essence of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

        (f) Standards of Interpretation. (i) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto for any reason (including by virtue of the fact that this Agreement may have been drafted or prepared by counsel for one of the parties, it being recognized that both Last Chance and PGE, and their respective counsel, contributed materially and substantially to the preparation of this Agreement). Wherever the words "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words "without limitation" immediately followed the same. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement; and (ii) the representations and warranties contained in Section 4 above, and elsewhere in this Agreement, shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.


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


        (g) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

        (h) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles. Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of this Agreement shall be brought by and against the parties in the State of Federal Courts located in Washoe County, Nevada. Each of the parties hereto hereby consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein.

        (i) Remedies. Any limitation of remedies contained in this Agreement is not intended to restrict any other legal remedies the parties may have against each other arising under this Agreement.

        (j) Attorneys' Fees. In the event a party must retain an attorney to enforce this Agreement or in the event of litigation which arises as a result of any controversy, dispute, breach or construction of this Agreement, the non-breaching or prevailing party shall be entitled to recover, from the other party, all costs, expenses and reasonable attorney's fees incurred in connection with the enforcement efforts or litigation. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

        (k) Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their legatees, legal representatives, executors or administrators, respective transferees, successors, and assigns; provided, however, that neither this Agreement nor any of the rights or obligations of PGE or Last Chance hereunder shall be transferred or assigned, without the prior written consent of the other party; provided Last Chance shall have the right to assign all of its right, title and interest under this Agreement to any subsidiary of Last Chance at any time prior to the Closing, whereupon such assignee shall succeed to all of the rights and obligations of Last Chance hereunder but Last Chance shall nevertheless remain liable for all its obligations hereunder.

        (l) Exhibits. All Exhibits and Schedules attached hereto are incorporated herein by reference. All Exhibit, Schedule and Section references in this Agreement refer to the sections of and the schedules and exhibits attached to this Agreement, unless the context clearly indicates otherwise.

        (m) No Joint Venture. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being, the intention of the parties to merely create the relationship of PGE and Last Chance with respect to the property to be conveyed as contemplated hereby.


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


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PGE                                         LAST CHANCE

Prospector Gaming Enterprises, Inc.         Last Chance, Inc.,
a Nevada Corporation.                       a Nevada Corporation.


By:/s/ Peter Stremmel                       By: /s/ Ferenc Szony
Its: President                              Its: Pres/CEO




The Sands Regent,
a Nevada corporation
with respect to Sections 2.6(c) and 5A


By: /s/ Ferenc Szony
Its: Pres/CEO

        For the purposes of Sections 6(c)(iii),13, 14 and 15 of this Agreement and in consideration of the execution and delivery of the Integrated Agreements by all parties to each of them, the following join in the execution of this Agreement and agree to be bound thereby, PROVIDED, HOWEVER, that the obligations of California Prospectors, Ltd., hereunder shall terminate at the Closing.

/s/ Peter Stremmel                                 /s/ Steve Stremmel
Peter Stremmel                                     Steve Stremmel

Target Investments, L.L.C.                         Stremmel Capital Group, Ltd.


By: /s/ Peter Stremmel                             By:  /s/ Steve Stremmel
Its: Partner                                       Its: Manager

California Prospectors, L.L.C.                     Gold Ranch RV Resort, L.L.C.


By:  /s/ Peter Stremmel                            By:  /s/Steve Stremmel
Its: Partner                                       Its:  Manager


                                       63